SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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Manpower Inc.

(Name of Registrant as Specified in its Charter)

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MANPOWER INC.

5301 North Ironwood Road

Milwaukee, Wisconsin 53217

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 25, 2006

To the Shareholders of Manpower Inc.:

The 2006 Annual Meeting of Shareholders of Manpower Inc. will be held at the International Headquarters of Manpower Inc., 5301 North Ironwood Road, Milwaukee, Wisconsin, on April 25, 2006, at 9:00 a.m., local time, for the following purposes:

(1)	To elect three directors to serve until 2009 as Class I directors;

(2)	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2006;

(3)	To increase the number of shares authorized for issuance under the Manpower 2003 Equity Incentive Plan;

(4)	To consider and act upon a proposed shareholder resolution regarding implementation of the MacBride Principles in Northern Ireland if properly presented at the annual meeting; and

(5)	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 14, 2006 are entitled to notice of and to vote at the annual meeting and at all adjournments of the annual meeting.

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the annual meeting to be held. Therefore, whether or not you expect to attend the Annual Meeting in person, you are urged to vote by completing and returning the accompanying proxy in the enclosed envelope, by a telephone vote or by voting electronically via the Internet. Instructions for telephonic voting and electronic voting via the Internet are contained on the accompanying proxy card. If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof. In addition, you may revoke your proxy at any time before it is voted by advising the Secretary of Manpower in writing (including executing a later-dated proxy or voting via the Internet) or by telephone of such revocation.

Michael J. Van Handel, Secretary

March 1, 2006

MANPOWER INC.

5301 North Ironwood Road

Milwaukee, Wisconsin 53217

March 1, 2006

PROXY STATEMENT

The enclosed proxy is solicited by the board of directors of Manpower Inc. for use at the Annual Meeting of Shareholders to be held at 9:00 a.m., local time, on April 25, 2006, or at any postponement or adjournment of the annual meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders. The annual meeting will be held at Manpower’s International Headquarters, 5301 North Ironwood Road, Milwaukee, Wisconsin.

The expenses of printing and mailing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by us. No solicitation other than by mail is contemplated, except that our officers or employees may solicit the return of proxies from certain shareholders by telephone. In addition, we have retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of approximately $7,500 plus expenses.

Only shareholders of record at the close of business on February 14, 2006 are entitled to notice of and to vote the shares of our common stock, $.01 par value, registered in their name at the annual meeting. As of the record date, we had outstanding 87,845,804 shares of common stock. The presence, in person or by proxy, of a majority of the shares of the common stock outstanding on the record date will constitute a quorum at the annual meeting. Abstentions and broker non-votes, which are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote, will be treated as present for purposes of determining the quorum. With respect to the proposal to elect the individuals nominated to serve as Class I directors by the board of directors, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2006 and, if properly presented, the shareholder proposal to implement the MacBride Principles in our operations in Northern Ireland, abstentions and broker non-votes will not be counted as voting on the proposals. With respect to the proposal to increase the number of shares authorized for issuance under the Manpower 2003 Equity Incentive Plan, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as voting on the proposal. Each share of common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting.

This proxy statement, notice of annual meeting of shareholders and the accompanying proxy card, together with our annual report to shareholders, including financial statements for our fiscal year ended December 31, 2005, are being mailed to shareholders commencing on or about March 10, 2006.

If the accompanying proxy card is properly signed and returned to us and not revoked, it will be voted in accordance with the instructions contained in the proxy card. Each shareholder may revoke a previously granted proxy at any time before it is exercised by advising the secretary of Manpower in writing (either by submitting a duly executed proxy bearing a later date or voting via the Internet) or by telephone of such revocation. Attendance at the annual meeting will not, in itself, constitute revocation of a proxy. Unless otherwise directed, all proxies will be voted for the election of each of the individuals nominated to serve as Class I directors by the board of directors, will be voted for ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2006, will be voted for the increase in number of shares authorized for issuance under the Manpower 2003 Equity Incentive Plan, will be voted against the shareholder proposal to implement the MacBride Principles in our operations in Northern Ireland, and will be voted as recommended by the board of directors with regard to all other matters or, if no such recommendation is given, in the discretion of the individuals to whom the proxies are given.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists as of the record date information as to the persons believed by us to be beneficial owners of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class(1)
AMVESCAP PLC 11 Devonshire Square London EC2M 4YR England	8,772,279	(2)	10.0%

Barclays Global Investors, N.A. 45 Fremont Street San Francisco, California 94105	7,259,659	(3)	8.3%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	5,445,330	(4)	6.2%

Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071	5,400,000	(5)	6.1%

(1)	Based on 87,845,804 shares of common stock outstanding as of the record date.
(2)	This information is based on a Schedule 13G dated February 13, 2006 filed by AMVESCAP PLC on its behalf and on behalf of its following subsidiaries: AIM Funds Management, Inc.; Atlantic Trust Company, N.A.; and INVESCO Asset Management GmbH. AMVESCAP PLC and the listed subsidiaries have sole voting and sole dispositive power with respect to 8,772,279 shares held.
(3)	This information is based on a Schedule 13G dated January 31, 2006, filed by Barclays Global Investors, N.A. on its behalf and on behalf of its following affiliates: Barclays Global Fund Advisors, Barclays Global Investors, Ltd and Barclays Global Investors Japan Trust and Banking Company Limited. Barclays Global Investors, N.A. and the listed affiliates have sole voting power with respect to 6,456,953 shares held and sole dispositive power with respect to 7,259,659 shares held.
(4)	This information is based on a Schedule 13G dated February 14, 2006. According to this Schedule 13G, these securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates has sole voting power with respect to 746,510 shares held and sole dispositive power with respect to 5,445,330 shares held.
(5)	This information is based on a Schedule 13G dated February 6, 2006. According to this Schedule 13G, these securities are owned by various individual and institutional investors for which Capital Research and Management Company (“Capital Research”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. Capital Research has sole voting power with respect to 3,400,000 shares held and sole dispositive power with respect to 5,400,000 shares held. Capital Research has expressly disclaimed that it is the beneficial owner of 5,400,000 shares held.

1.  ELECTION OF DIRECTORS

Manpower’s directors are divided into three classes, designated as Class I, Class II and Class III, with staggered terms of three years each. The term of office of directors in Class I expires at the annual meeting. The board of directors proposes that the nominees described below, all of whom are currently serving as Class I directors, be elected as Class I directors for a new term of three years ending at the 2009 annual meeting of shareholders and until their successors are duly elected, except as otherwise provided in the Wisconsin Business Corporation Law. Mr. Joerres and Mr. Walter are standing for re-election. Mr. Bolland was appointed to the board of directors in July 2004 after being recommended for appointment to the board of directors by Mr. Joerres, our chief executive officer, and subsequently by the nominating and governance committee.

Dennis Stevenson will not be standing for reelection at the annual meeting. We express our thanks to Lord Stevenson for his 18 years of valuable service to Manpower and its shareholders, and we wish him well in his many other endeavors. With the retirement of Lord Stevenson, the board of directors has ten members.

Nominees receiving the largest number of affirmative votes cast will be elected as directors up to the maximum number of directors to be chosen at the election. Any shares not voted affirmatively, whether by abstention, broker non-vote or otherwise, will not be counted as affirmative votes cast for any director.

Name	Age	Principal Occupation and Directorships
NOMINEES FOR DIRECTORS — CLASS I

Jeffrey A. Joerres	46	Chairman of Manpower since May 2001, and President and Chief Executive Officer of Manpower since April 1999. Senior Vice President — European Operations and Marketing and Major Account Development of Manpower from July 1998 to April 1999. A director of Artisan Funds, Inc. and Johnson Controls, Inc. A director of Manpower for more than five years. An employee of Manpower since July 1993.

John R. Walter	59	Retired President and Chief Operating Officer of AT&T Corp. from November 1996 to July 1997. Chairman, President and Chief Executive Officer of R.R. Donnelley & Sons Company, a print and digital information management, reproduction and distribution company, from 1989 through 1996. Also a director of Abbott Laboratories, Deere & Company, Vasco Data Securities, Inc. and SNP Corporation in Singapore. A director of Manpower for more than five years.

Marc J. Bolland	46	Executive Board Member of Heineken N.V., a Dutch beer brewing and bottling company, since 2001. Previously, a Managing Director of Heineken Export Group Worldwide, a subsidiary of Heineken N.V., from 1999 to 2001, and Heineken Slovensko, Slovakia, a subsidiary of Heineken N.V., from 1995 to 1998. A director of Manpower since July 2004.

Class II Directors (term expiring in 2007)

Stephanie A. Burns	51	Chairman since January 2006 and President and Chief Executive Officer since January 2004 of Dow Corning Corporation, a global leader in silicon based technology. Held key management positions at Dow Corning since 1983, most recently as President and Chief Operating Officer from February 2003 to December 2003 and Executive Vice President from December 2000 to February 2003. A director of Chemical Bank and Trust Company and Michigan Molecular Institute. A director of Manpower since July 2003.

Willie D. Davis	71	President of All Pro Broadcasting Incorporated, a radio broadcasting company located in Los Angeles, California, since 1977. A director of Alliance Bank Co., The Dow Chemical Company, MGM Mirage, Sara Lee Corporation, Johnson Controls, Inc., and Checkers Drive-In Restaurants, Inc. A director of Manpower since May 2001.

Jack M. Greenberg	63	Retired Chairman and Chief Executive Officer of McDonald’s Corporation from May 1999 to December 2002, and Chief Executive Officer and President from August 1998 to May 1999. A director of Abbott Laboratories, The Allstate Corporation, First Data Corporation and Hasbro, Inc. A director of Manpower since October 2003.

Terry A. Hueneke	63	Retired Executive Vice President of Manpower from 1996 until February 2002. Senior Vice President — Group Executive of Manpower’s former principal operating subsidiary from 1987 until 1996. A director of Manpower for more than five years.

Class III Directors (term expiring in 2008)

J. Thomas Bouchard	65	Retired Senior Vice President, Human Resources of International Business Machines from 1994 to 2000. Senior Vice President and Chief Human Resources Officer of U.S. West Inc. from 1989 to 1994. Also a director of Nordstrom fsb. A director of Manpower since May 2001.

Rozanne L. Ridgway	70	Retired Diplomat. A member of the U.S. Foreign Service from 1957 to 1989, including assignments as Ambassador for Oceans and Fisheries Affairs, Ambassador to Finland, Ambassador to the German Democratic Republic and Assistant Secretary of State for European and Canadian Affairs. Also a director of The Boeing Company, Emerson Electric Co., 3M, three funds in the American Funds complex and Sara Lee Corporation. A director of Manpower since February 2002.

Edward J. Zore	60	President and Chief Executive Officer of Northwestern Mutual since June 2001. President of Northwestern Mutual from March 2000 to June 2001. Executive Vice President, Life and Disability Income Insurance, of Northwestern Mutual from 1998 to 2000. Executive Vice President, Chief Financial Officer and Chief Investment Officer of Northwestern Mutual from 1995 to 1998. Prior thereto, Chief Investment Officer and Senior Vice President of Northwestern Mutual. Also a Trustee of Northwestern Mutual and a Director of Northwestern Mutual Series Fund, Inc. and Mason Street Funds, Inc. A director of Manpower for more than five years.

Meetings and Committees of the Board

The board of directors has standing audit, executive compensation, executive, and nominating and governance committees. The board of directors has adopted written charters for the audit, executive compensation and nominating and governance committees. These charters are available on Manpower’s web site at www.investor.manpower.com. Each incumbent director attended at least 75% of the board meetings and meetings of committees on which each served in 2005. The board of directors held five meetings during 2005. The board of directors took action once by written consent during 2005.

The board of directors has adopted categorical standards for relationships deemed not to impair independence of non-employee directors to assist it in making determinations of independence. The categorical standards are attached to this proxy statement as Appendix A. The board of directors has determined that nine of eleven of the current directors of Manpower are independent under the listing standards of the New York Stock Exchange after taking into account the categorical standards. The independent directors are: Mr. Bolland, Mr. Bouchard, Dr. Burns, Mr. Davis, Mr. Greenberg, Ms. Ridgway, Lord Stevenson, Mr. Walter and Mr. Zore.

The non-management members of the board of directors meet in executive session without management at each regularly scheduled meeting of the board of directors. In accordance with Manpower’s corporate governance guidelines, the chairperson of a board committee selected annually on a rotating basis presides over the executive session. Mr. Bouchard, the chairman of the executive compensation committee, will preside over the executive sessions held in 2006.

Any interested party who wishes to communicate directly with the presiding director or with the non-management directors as a group may do so by calling 1-800-210-3458. The third-party service provider that monitors this telephone number will forward a summary of all communications directed to the non-management directors to the director presiding over of the executive sessions held in 2006.

Certain documents relating to corporate governance matters are available in print by writing to Mr. Michael J. Van Handel, Secretary, Manpower Inc., 5301 North Ironwood Road, Milwaukee, Wisconsin 53217 and on Manpower’s web site at www.investor.manpower.com. These documents include the following:

•	Articles of incorporation;

•	By-laws;

•	Corporate governance guidelines;

•	Code of business conduct and ethics;

•	Charter of the nominating and governance committee, including the guidelines for selecting board candidates;

•	Categorical standards for relationships deemed not to impair independence of non-employee directors;

•	Charter of the audit committee;

•	Policy on services provided by independent auditors; and

•	Charter of the executive compensation committee.

Information contained on Manpower’s web site is not deemed to be a part of this proxy statement.

The audit committee consists of Mr. Zore (Chairman), Mr. Bouchard, Dr. Burns and Mr. Davis. Each member of the audit committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange. The board of directors has determined that Mr. Zore is an “audit committee financial expert” and “independent” as defined under the applicable rules of the Securities and Exchange Commission.

The functions of the audit committee include: (i) appointing the independent auditors for the annual audit and approving the fee arrangements with the independent auditors; (ii) monitoring the independence, qualifications, and performance of the independent auditors; (iii) reviewing the planned scope of the annual audit; (iv) reviewing the financial statements to be included in our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K, any significant adjustments proposed by the independent auditors and our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (v) making a recommendation to the board of directors regarding inclusion of the audited financial statements in our Annual Report on Form 10-K; (vi) reviewing recommendations, if any, by the independent auditors resulting from the audit to ensure that appropriate actions are taken by management; (vii) reviewing matters of disagreement, if any, between management and the independent auditors; (viii) meeting privately on a periodic basis with the independent auditors, internal audit staff and management to review the adequacy of our internal controls; (ix) monitoring our internal audit and accounting management and controls; (x) monitoring our policies and procedures regarding compliance with the Foreign Corrupt Practices Act and compliance by our employees with our Code of Business Conduct and Ethics; and (xi) monitoring any litigation involving Manpower which may have a material financial impact on Manpower or relate to matters entrusted to the audit committee. The audit committee held five meetings during 2005. The audit committee did not take action by written consent during 2005.

The executive compensation committee consists of Mr. Bouchard (Chairman), Mr. Bolland, Mr. Greenberg, Ms. Ridgway and Mr. Walter. Each member of the executive compensation committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange. The functions of this committee are to: (i) establish the compensation of Mr. Joerres, the president and chief executive officer of Manpower, and Mr. Van Handel, the executive vice president and chief financial officer of Manpower, subject to ratification by the board of directors; (ii) approve the compensation, based on the recommendations of the senior executive officers, of certain other senior executives of Manpower and its subsidiaries; (iii) periodically review the succession plans for our executive officers; (iv) administer Manpower’s stock option and stock purchase plans and oversee Manpower’s retirement and welfare plans; (v) administer Manpower’s corporate senior management incentive plan; and (vi) act as the compensation committee of outside directors under Section 162(m) of the Internal Revenue Code. The executive compensation committee held six meetings during 2005. The executive compensation committee did not take action by written consent during 2005.

The executive committee consists of Messrs. Joerres, Bouchard and Walter. This committee may exercise full authority in the management of the business and affairs of the board of directors when the board of directors is not in session, except to the extent limited by Wisconsin law, our articles of incorporation or by-laws, or as otherwise limited by the board of directors. Although the committee has very broad powers, in practice it acts only infrequently to take formal action on a specific matter when it would be impractical to call a meeting of the board of directors. The executive committee did not meet or take action by written consent during 2005.

The nominating and governance committee consists of Mr. Walter (Chairman), Dr. Burns, Mr. Davis, Ms. Ridgway and Mr. Zore. Each member of the nominating and governance committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange. The functions of this committee are to: (i) recommend nominees to stand for election at annual shareholders meetings, to fill vacancies on the board of directors and to serve on committees of the board of directors; (ii) establish procedures and assist in identifying candidates for board membership; (iii) review the qualifications of candidates for board membership; (iv) review compensation arrangements in effect for non-management members of the board of directors and recommend changes deemed appropriate; (v) establish and review, for recommendation to the board of directors, guidelines and policies on the size and composition of the board, the structure, composition and functions of the board committees, and other significant corporate governance principles and procedures; (vi) monitor compliance by the non-management directors with our Code of Business Conduct and Ethics; (vii) develop succession plans for the directors; and (viii) undertake additional activities within the scope of the primary functions of the committee as the committee or the board of directors may determine. The nominating and governance committee has from time to time engaged director search firms to assist it in identifying and evaluating potential board candidates. The nominating and governance committee met five times during 2005. The nominating and governance committee did not take action by written consent during 2005.

The nominating and governance committee will consider candidates nominated by shareholders in accordance with the procedures set forth in Manpower’s by-laws. Under Manpower’s by-laws, nominations other than those made by the board of directors or the nominating and governance committee, must be made pursuant to timely notice in proper written form to the secretary of Manpower. To be timely, a shareholder’s request to nominate a person for election to the board at an annual meeting of shareholders, together with the written consent of such person to serve as a director, must be received by the secretary of Manpower not less than 90 days nor more than 150 days prior to the anniversary of the annual meeting of shareholders held in the prior year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.

Under Manpower’s corporate governance guidelines, no person who would be age 70 or older at the time of his or her election is eligible to stand for election to the board of directors. In addition, the board of directors has adopted guidelines for selecting candidates for election to the board of directors. Under these guidelines, each director should:

•	be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	possess substantial and significant experience which would be of value to Manpower in the performance of the duties of a director; and

•	have sufficient time available to devote to the affairs of Manpower in order to carry out the responsibilities of a director.

The nominating and governance committee will evaluate eligible shareholder-nominated candidates for election to the board of directors in accordance with these guidelines. The full text of the guidelines is attached as Appendix A to the charter of the nominating and governance committee, which is available in print or on Manpower’s web site as described above.

Manpower does not have a policy regarding board members’ attendance at the annual meeting of shareholders. Nine of eleven directors attended the 2005 annual meeting of shareholders.

Remuneration of Directors

The board of directors has approved the compensation arrangement for non-employee directors described below. Non-employee directors are paid a cash retainer equal to $60,000 per year. During 2005, non-employee directors were also paid $1,000 per board or committee meeting attended in person, and $500 per board or committee meeting attended telephonically. The chairman of the audit committee was paid $3,000 for each committee meeting attended in person and $1,500 per committee meeting attended telephonically, and the other committee chairmen were paid $2,000 per committee meeting attended in person and $1,000 per committee meeting attended telephonically. As of January 1, 2006, non-employee directors are paid $2,000 per board or committee meeting attended in person, and $1,000 per board or committee meeting attended telephonically. The chairman of the audit committee is paid an annual retainer of $15,000 per year and the other committee chairmen are paid an annual retainer of $10,000 per year. In addition, each director is reimbursed for travel expenses incurred in connection with attending board of directors and committee meetings.

Except as described below, non-employee directors may elect to receive deferred stock under the 2003 Equity Incentive Plan in lieu of their annual cash retainer (but not in lieu of the cash meeting fees). Elections may cover 50%, 75% or 100% of the annual cash retainer payable to the director for the election period for which the annual cash retainer is payable. An election period begins on January 1st of each year or the date of the director’s initial appointment to the board of directors, whichever is later, and ends on the date a director ceases to be a director or December 31st, whichever is earlier. The deferred stock will be granted to the director following the end of the election period to which the election applies. The number of shares of deferred stock granted to the director will be equal to the amount of the annual cash retainer to which the election applies, divided by the average of the closing prices of Manpower common stock on the last trading day of each full or partial calendar quarter covered by the election period. Shares of common stock represented by deferred stock granted to a director prior to January 1, 2006 will be distributed to the director within 30 days after the date the director ceases to be a member of the board of directors. For the election period that ended on December 31, 2005, Mr. Zore elected, and Lord Stevenson was required, to accept deferred stock in lieu of 100% of the annual cash retainer to which they were otherwise entitled, Dr. Burns, Ms. Ridgway and Messrs. Bolland, Davis and Hueneke elected to accept deferred stock in lieu of 50% of the annual cash retainer to which they were otherwise entitled and Messrs. Bouchard, Greenberg and Walter elected to receive the annual cash retainer to which they were entitled in cash.

Shares of common stock represented by deferred stock granted to a director on or after January 1, 2006 will be distributed to the director on the earlier of the third anniversary of the date of grant or within 30 days after the date the director ceases to be a member of the board of directors. However, the director will have the right to extend the deferral period for these grants by at least five years, and thereafter to extend any previously extended deferral period by at least five more years, provided in each case this election to extend is made at least twelve months before the last day of the then current deferral period.

In addition to the cash compensation (or elective deferred stock), each non-employee director will receive an annual grant of deferred stock. The grant will be effective on the first day of each year, and the number of shares granted will equal $100,000 ($117,000 for calendar year 2006) divided by the closing sale price of a share of Manpower’s common stock on the last business day of the preceding year, or 2,516 shares of deferred stock for 2006. Such deferred stock will vest in equal quarterly installments on the last day of each calendar quarter during the year. Shares of common stock represented by vested deferred stock held by a director will be distributed to the director on the earlier of the third anniversary of the effective date of grant or within 30 days after the date the director ceases to be a member of the board of directors. The director will have the right to extend the year deferral period as described above. A new non-employee director will receive a grant of deferred stock effective the date the director is appointed to the board, and the grant will be prorated for the period beginning on the date of the director’s appointment and ending on December 31st of that year.

Instead of receiving the annual grant of deferred stock, non-employee directors will have the right to elect to receive the same number of shares of restricted stock. Like the deferred stock, any such grant will be effective on the first day of the year and will vest in equal quarterly installments on the last day of each calendar quarter during the year. Any such election will be effective only if made on or before December 31st of the preceding year.

Prior to July 29, 2003, directors had the right to elect, except for Lord Stevenson who was required to elect, to receive an option to purchase shares of common stock in lieu of receiving payment of part or all of their annual fees in cash. For each full year for which all such cash fees were waived, a director received an option over 10,000 shares of common stock, which number was adjusted based on the price per share of the common stock on the date of election relative to $28.00 for grants prior to November 5, 2001 and $28.38 for grants on or after November 5, 2001. The per share purchase price for each option awarded was equal to the fair market value of the common stock on the date of grant. Options granted in place of cash fees are exercisable for the vested portion during the director’s tenure and a limited period thereafter. In November 2001, Mr. Zore agreed, and Lord Stevenson was required, to accept stock options in lieu of all of their cash fees through November 2006, Mr. Bouchard agreed to accept stock options in lieu of 75% of his cash fees through November 2006, Mr. Davis agreed to accept stock options in lieu of 50% of his cash fees through November 2006, and Mr. Walter agreed to accept stock options in lieu of 50% of his cash fees through November 2002. In March 2002, Ms. Ridgway agreed to accept stock options in lieu of 50% of her cash fees through November 2006 and in November 2002, 2003, 2004, and 2005 Mr. Walter elected to receive his fees through November 2003, 2004, 2005 and 2006 in cash. The right to elect options in lieu of cash compensation was terminated as of July 29, 2003, except that elections in effect as of July 29, 2003 remain in effect. As a result, directors in office prior to July 29, 2003 were entitled to make the election to receive deferred stock in lieu of their annual cash retainer as described above only for the excess of the retainer over $50,000 per year for the period ending November 4, 2006.

SECURITY OWNERSHIP OF MANAGEMENT

Set forth in the table below, as of February 14, 2006, are the shares of Manpower Common Stock beneficially owned by each director and nominee, each of the executive officers named in the table under the heading “EXECUTIVE COMPENSATION—Summary Compensation Table,” who we refer to as the named executive officers, and all directors and executive officers of Manpower as a group and the shares of Manpower Common Stock that could be acquired within 60 days of February 14, 2006 by such persons.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)		Right to Acquire Common Stock(1)(2)	Percent of Class(3)
Jeffrey A. Joerres	712,158	(4)(5)	513,300	*
Michael J. Van Handel	236,880	(5)	182,200	*
Barbara J. Beck	108,965	(5)	94,109	*
Jean-Pierre Lemonnier	94,165	(5)	86,665	*
Yoav Michaely	109,720	(5)	24,354	*
Marc J. Bolland	8,766		6,250	*
J. Thomas Bouchard	58,934		51,934	*
Stephanie A. Burns	13,766		11,250	*
Willie D. Davis	45,826		45,826	*
Jack M. Greenberg	10,000		10,000	*
Terry A. Hueneke	20,828		8,750	*
Rozanne L. Ridgway	34,941		33,941	*
Dennis Stevenson	67,923		15,000	*
John R. Walter	68,541		68,541	*
Edward J. Zore	74,424		64,424	*
All Directors and Executive Officers as a group (17 persons)	1,714,040		1,239,544	2.0%

(1)	Except as indicated below, all shares shown in this column are owned with sole voting and dispositive power. Amounts shown in the Right to Acquire Common Stock column are also included in the Common Stock Beneficially Owned column. The table does not include vested shares of deferred stock held by the following directors that were issued under the 2003 Equity Incentive Plan and the Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2003 Equity Incentive Plan: Mr. Bolland — 689; Mr. Bouchard — 305; Dr. Burns — 1,603; Mr. Davis — 267; Mr. Greenberg — 230; Mr. Hueneke — 1,758; Ms. Ridgway — 267; Lord Stevenson — 301; and Mr. Zore — 534. These shares of deferred stock will be settled in shares of Manpower common stock on a one-for-one basis after the director’s termination of service as a director. In addition, the table does not include 2,516 unvested shares of deferred stock held by each of Mr. Bouchard, Mr. Davis, Mr. Greenberg, Ms. Ridgway, Lord Stevenson, Mr. Walter and Mr. Zore that were issued under the 2003 Plan and the Terms and Conditions on January 1, 2006. These shares of deferred stock vest in equal quarterly installments during the year of grant and will be settled in shares of Manpower common stock on a one-for-one basis on the earlier of January 1, 2009 or within 30 days after the termination of service as a director, except as otherwise provided in the Terms and Conditions.
(2)	Common Stock that may be acquired within 60 days of the Record Date through the exercise of stock options.
(3)	No person named in the table beneficially owns more than 1% of the outstanding shares of Common Stock. The percentage is based on the column entitled Common Stock Beneficially Owned.
(4)	Includes 300 shares held by Mr. Joerres’ spouse.
(5)	Includes the following number of shares of unvested restricted stock as of the Record Date: Mr. Joerres — 157,500 (27,500 of which vested on February 18, 2006); Mr. Van Handel — 43,500 (10,500 of which vested on February 18, 2006); Ms. Beck — 13,000; Mr. Lemonnier — 4,500; Mr. Michaely — 8,000; Mr. Bolland —2,516; Dr. Burns — 2,516; and Mr. Hueneke — 2,516. The holders of the restricted stock have sole voting power with respect to all shares held and no dispositive power with respect to all shares held.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation for the past three years of each of our named executive officers:

	Annual Compensation							Long Term Compensation Awards			All Other Compensation($)
Name and Principal Position	Year	Salary($)		Bonus($)		Other Annual Compensation($)		Restricted Stock Awards($)		Securities Underlying Options/ SARs (#)
Jeffrey A. Joerres	2005	$1,000,000		$1,625,000		$—		$3,027,375	(2)	150,000	$489,248	(3)
Chairman, President and	2004	840,000		1,624,000		4,397	(1)	881,600		50,000	460,508
Chief Executive Officer	2003	840,000		1,264,000		15,633		1,090,600		35,000	32,004

Michael J. Van Handel	2005	$500,000		$813,000		$—		$740,025	(2)	50,000	$249,019	(3)
Executive Vice President	2004	460,000		890,000		—		330,600		15,000	243,800
—Chief Financial Officer and Secretary	2003	460,000		692,667		—		420,660		13,500	23,496

Barbara J. Beck	2005	$400,000		$341,808		$127,011	(5)	$448,500	(4)	41,438	$188,312	(3)
Executive Vice President	2004	370,000		326,069		—		132,240		15,000	185,000
	2003	350,000		100,250		—		93,480		15,000	2,000

Jean-Pierre Lemonnier	2005	$375,000	(6)	$130,276	(6)	$—		$—		27,736	$990	(3)(6)
Executive Vice President	2004	375,000		204,775		—		198,360	(4)	40,962	1,836
	2003	340,000		323,753		—		93,480		15,000	1,497

Yoav Michaely	2005	$430,000	(7)	$366,174		$146,485	(7)(8)	$—		42,167	$166,725	(3)
Executive Vice President	2004	390,000		357,070		192,733		132,240	(4)	15,000	195,000
	2003	390,000		100,050		164,110		93,480		15,250	2,000

(1)	“Other Annual Compensation” for Mr. Joerres includes the discount associated with purchases of Common Stock under the Manpower 1990 Employee Stock Purchase Plan. The Manpower 1990 Employee Stock Purchase Plan is available to all U.S. employees and employees in certain other countries who meet certain qualifying standards and is described below. See “Stock Purchase Plans.”

(2)	Represents the dollar value of the grant of 67,500 shares of Manpower common stock to Mr. Joerres and 16,500 shares of Manpower common stock to Mr. Van Handel on February 16, 2005 using the fair market value of Manpower common stock on the date of grant, which was $44.85 per share. Of the shares granted to Mr. Joerres, 45,000 shares vest on February 16, 2011, and 22,500 shares vest on February 16, 2011 or, subject to certain performance-based conditions, on February 16, 2008. Of the shares granted to Mr. Van Handel, 9,000 shares vest on February 16, 2011, and 7,500 shares vest on February 16, 2011 or, subject to certain performance-based conditions, on February 16, 2008. Dividends are paid on all of the shares granted. Mr. Joerres held 122,500 shares of restricted stock on December 31, 2005 with a value of $5,696,250 and Mr. Van Handel held 37,500 shares of restricted stock on December 31, 2005 with a value of $1,743,750 based on the closing sale price of Manpower common stock on December 30, 2005, which was $46.50 per share. All shares of restricted stock held by Mr. Joerres and Mr. Van Handel are subject to forfeiture until the shares vest according to their terms.

(3)	The executive compensation committee approved performance-based deferred compensation to be credited to the accounts of the participants in the deferred compensation plan for 2005. Manpower’s performance in 2005 exceeded the “target” earnings per share and economic profit performance goals established by the executive compensation committee for that period. As a result, the participants’ accounts under the deferred compensation plan were credited with the following amounts (which includes interest credited on the beginning of year balances): Mr. Joerres — $453,190; Mr. Van Handel — $227,638; Ms. Beck — $182,162; and Mr. Michaely — $166,725. See “—Performance-Based Deferred Compensation Plan”, below. The remaining amounts under “All Other Compensation” for 2005 consist of the dollar value of our contribution to accounts under our nonqualified savings plan in the U.S. for Messrs. Joerres and Van Handel and Ms. Beck and our profit sharing plan in France for Mr. Lemonnier.

(4)	Represents the dollar value of the grant of 10,000 shares of Manpower common stock to Ms. Beck on February 16, 2005 using the fair market value of Manpower common stock on the date of grant, which was $44.85 per share. Of the shares granted to Ms. Beck, 50% of the shares vest on February 16, 2008, and 50% of the shares vest on February 16, 2010. Dividends are paid on all of the shares granted. Ms. Beck held 13,000 shares on December 31, 2005 with a value of $604,500, Mr. Michaely held 3,000 shares of restricted stock on December 31, 2005 with a value of $139,500, and Mr. Lemonnier held 4,500 shares of restricted stock on December 31, 2005 with a value of $209,250 based on the closing sale price of Manpower common stock on December 30, 2005, which was $46.50 per share. All shares of restricted stock held by Ms. Beck, Mr. Lemonnier and Mr. Michaely are subject to forfeiture until the shares vest according to their terms.

(5)	“Other Annual Compensation” for Ms. Beck in 2005 consists of relocation expense reimbursements. On October 26, 2005, Ms. Beck was promoted to Executive Vice President of Europe, Middle East and Africa, and effective January 1, 2006 was relocated to London, England. Our agreement with Ms. Beck provides for benefits related to her relocation, including eligibility to participate in an automobile program, payment of or reimbursement for housing, tuition, tax preparation, moving and return visit expenses and tax equalization payments.

(6)	Represents Mr. Lemonnier’s salary, bonus and profit sharing contribution in Euro translated at an exchange rate of .895 (in U.S. Dollars), which was the exchange rate in effect at the time Mr. Lemonnier was appointed an executive officer of Manpower. Based on the exchange rate of 1.184 (in U.S. Dollars) as of December 30, 2005, Mr. Lemonnier’s salary was $496,089, his bonus was $172,536 and his profit sharing contribution was $1,310.

(7)	A portion of Mr. Michaely’s salary and his overseas living expense subsidy are paid in Pounds Sterling and have been translated at an exchange rate of 1.43 (in U.S. Dollars), which was the exchange rate in effect at the time Mr. Michaely was appointed an executive officer of Manpower. Based on the exchange rate of 1.718 (in U.S. Dollars) as of December 30, 2005, Mr. Michaely’s salary was $464,117 and his overseas living expense subsidy was $184,264.

(8)	“Other Annual Compensation” for Mr. Michaely includes an overseas living expense subsidy, which includes the rent expense for his home, educational expenses for his children, and tax equalization payments.

Employee Equity Incentive Plans

We maintain several plans pursuant to which incentive and non-statutory stock options, restricted stock, restricted stock units, deferred stock, performance share units and SARs (stock appreciation rights) have been granted in the past and/or may be granted in the future. Participation is generally limited to our full-time employees. The option exercise price of all options granted under our plans to executive officers has been l00% of the closing market price on the New York Stock Exchange for the business day immediately prior to the date of grant. Directors of Manpower who are not full-time employees may participate in the 2003 Equity Incentive Plan, as described on pages 7 to 8 hereof.

The following table summarizes certain information concerning option grants to our named executive officers during 2005:

Option/SAR Grants in Fiscal 2005

	Individual Grants					Grant Date Value
Name	Number of Securities Underlying Options/SARs Granted (#)		% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (1)	Expiration Date	Grant Date Present Value ($) (2)
Jeffrey A. Joerres	150,000	(3)	12.2%	44.85	2/16/15	$2,215,500

Michael J. Van Handel	50,000	(3)	4.1%	44.85	2/16/15	$738,500

Barbara J. Beck	41,438	(4)	3.4%	44.85	2/16/15	$612,039

Jean-Pierre Lemonnier	27,736	(4)	2.2%	44.85	2/16/15	$409,661

Yoav Michaely	42,167	(4)	3.4%	44.85	2/16/15	$622,807

(1)	The exercise price is 100% of the closing market price on the New York Stock Exchange for the business day immediately preceding the date of grant.

(2)	Present value is determined by using the Black-Scholes option pricing model. The grant date present value is based on a six-year option life. Other assumptions used for the Black-Scholes option pricing model include a risk-free rate of return of 3.88%, a volatility factor of 30.0% and a dividend yield of 0.9% during the option life.

(3)	These options were granted on February 16, 2005 and become exercisable as to 50% of the shares covered by the option on February 16, 2007 and February 16, 2009.

(4)	These options were granted on February 16, 2005 and become exercisable as to 25% of the number of shares covered by the option on each of the first four anniversaries of the date of grant.

The following table summarizes for each of the named executive officers the number of shares of common stock acquired upon exercise of options during the fiscal year ended December 31, 2005, the dollar value realized upon exercise of options, the total number of shares of common stock underlying unexercised options held at December 31, 2005, exercisable and unexercisable, and the aggregate dollar value of in-the-money, unexercised options held at December 31, 2005, exercisable and unexercisable. Value realized upon exercise is the difference between the fair market value of the underlying common stock on the exercise date and the exercise or base price of the option. Value of unexercised, in-the-money options at fiscal year-end is the difference between its exercise price and the fair market value of the underlying common stock as of December 30, 2005, which was $46.50 per share. These values, unlike any amounts which may be set forth in the column headed “value realized”, have not been, and may never be, realized. The underlying options have not been, and may never be, exercised. The actual gains, if any, on exercise will depend on the value of the common stock on the date of exercise. There can be no assurance that these values will be realized.

Aggregated Option/SAR Exercises in Fiscal Year 2005

and FY-End Option/SAR Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at FY–End(#)		Value of Unexercised In-the-Money Options/SARs at FY-End($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey A. Joerres	5,000	93,845	439,550	391,250	7,963,560	2,936,775

Michael J. Van Handel	10,000	130,120	152,950	153,500	2,418,678	1,290,390

Barbara J. Beck	—	—	57,500	78,938	704,100	465,663

Jean-Pierre Lemonnier	24,700	383,719	53,740	77,957	591,271	398,954

Yoav Michaely	80,000	1,706,031	52,875	63,542	681,652	265,383

Performance-Based Deferred Compensation Plan

Mr. Joerres, Mr. Van Handel, Ms. Beck and Mr. Michaely participated in our Performance-Based Deferred Compensation Plan in 2004 and 2005. Participants in the deferred compensation plan earned deferred compensation based on achievement of annual earnings per share and economic profit performance goals. The performance goals and award opportunities were established at the beginning of each year by the executive compensation committee. The deferred compensation benefits earned by participants in each year were credited to participants’ accounts as of the end of the year. In February 2006, the deferred compensation plan was frozen such that the awards granted in 2004 and 2005 will continue to vest and will be distributed in accordance with the terms of the plan, but that no further awards will be granted under the plan. Participants’ account balances will continue to be credited with an indexed rate of return, as determined from time to time by the executive compensation committee. The current rate of return is equal to the effective yield on ten-year Treasury notes, plus 100 basis points. A participant’s account vests when the participant has attained age 50 and completed 15 years of service or, alternatively, when the participant has attained age 62. In addition, if the employment of a participant is terminated because of his or her death or disability, the participant’s account balance becomes immediately vested. Account balances also vest upon a change of control of Manpower. A participant’s vested account balance becomes distributable upon the retirement, death or disability of the participant.

Employee Stock Purchase Plan

We have adopted and maintain an employee stock purchase plan designed to encourage employees to purchase common stock. The plan is broad-based and available to all U.S. employees, including qualifying temporary employees, and employees in certain other countries. The plan generally provides that employees accumulate funds through payroll deductions over a prescribed offering period and are entitled to purchase shares at a maximum discount of 15% from the market price at the beginning and/or end of the offering period. No more than $25,000 of common stock, measured by the market price as of the beginning of the offering period, may be purchased by any participating employee in any year.

Pension Plans

We maintain a broad-based qualified, noncontributory defined benefit pension plan for eligible U.S. employees which we refer to as the qualified plan. We also maintain a nonqualified, defined benefit, deferred compensation plan to provide retirement benefits for management and other highly compensated employees in the U.S. who are ineligible to participate in the qualified plan. We refer to this plan and the qualified plan as the U.S. pension plans. Some of our foreign subsidiaries also maintain various pension and retirement plans.

Under the U.S. pension plans, a pension is payable upon retirement at age 65, or upon earlier termination if certain conditions are satisfied. As of February 29, 2000, the U.S. pension plans were frozen, and the pension benefits due to employees in the plans on that date were frozen. The pension benefit is based on years of credited service as of February 29, 2000 and the lesser of (i) the average annual compensation received during the last five consecutive calendar years prior to retirement, for employees already retired on February 29, 2000, or as of February 29, 2000, for employees not then retired, or (ii) $261,664. Compensation covered by the plans is base salary or hourly wages, unless paid entirely on a commission basis, in which case commissions of up to $20,000 per calendar year are taken into account. Bonuses, overtime pay or other kinds of extra compensation are not considered. Upon retirement at age 65 or later, Messrs. Joerres, Van Handel and Michaely will be entitled to an aggregate annual benefit equal to $11,882, $14,472 and $5,473, respectively. Ms. Beck and Mr. Lemonnier are not entitled to any benefits under the U.S. pension plans.

Employment and Other Agreements

We have entered into compensation and severance agreements with Mr. Joerres and Mr. Van Handel. The term under each of the compensation agreements and severance agreements expires on the first to occur of (1) the date two years after the occurrence of a change of control of Manpower, (2) February 28, 2008 if no such change of control occurs before February 28, 2008, or (3) any termination of the executive’s employment by Manpower or by the executive.Under the compensation agreements, Mr. Joerres and Mr. Van Handel are entitled to receive a base salary, as may be increased from time to time by us, and each is entitled to receive incentive compensation in accordance with the 2002 Corporate Senior Management Incentive Plan, which is administered by the executive compensation committee. Mr. Joerres is entitled to receive an annual base salary of at least $840,000 per year, which was increased to $1,000,000 per year in 2005, and Mr. Van Handel is entitled to receive an annual base salary of at least $460,000, which was increased to $500,000 per year in 2005. The annual incentive plan has two components. Under the first component, a participant is entitled to receive a cash award for attaining earnings per share and economic profit goals for the year. The executive compensation committee establishes earnings per share and economic profit goals and award opportunities for attaining these goals at the beginning of the year. The second component of the annual incentive plan provides for the payment of a cash award each year based on a participant’s achievement of certain operating objectives for the year, as determined by the executive compensation committee. The executive compensation committee establishes objectives and award opportunities for achieving the objectives at the beginning of the year. Following the close of the year, the executive compensation committee determines whether the performance criteria have been achieved and, if so, the amount of the award earned. The bonus is calculated based on actual performance as compared to the performance goals for each indicator. The total bonus is equal to the sum of the amounts determined separately for each indicator. The bonus payable to Mr. Joerres (as a percentage of his 2006 base salary) for 2006 based on achievement of threshold, target or outstanding performance goals under each performance criterion are as follows:

	Bonus as a Percentage of 2006 Base Salary
	Threshold	Target	Outstanding
EPS Goal	15%	60%	120%
Economic Profit Goal	15%	60%	120%
Operating Objectives	—	30%	60%
Total	30%	150%	300%

The bonus payable to Mr. Van Handel (as a percentage of his 2006 base salary) for 2006 based on achievement of threshold, target or outstanding performance goals under each performance criterion are as follows:

	Bonus as a Percentage of 2006 Base Salary
	Threshold	Target	Outstanding
EPS Goal	10%	40%	80%
Economic Profit Goal	10%	40%	80%
Operating Objectives	—	20%	40%
Total	20%	100%	200%

No cash award will be paid under a performance criterion for performance below threshold.

In addition, Mr. Joerres and Mr. Van Handel are eligible for all benefits generally available to the senior executives of Manpower, subject to and on a basis consistent with the terms, conditions and overall administration of such benefits. The compensation agreements also contain nondisclosure provisions that are effective during the term of the executive’s employment with Manpower and during the two-year period following the termination of the executive’s employment with Manpower, and nonsolicitation provisions that are effective during the term of the executive’s employment with Manpower and during the one-year period following the termination of the executive’s employment with Manpower.

Under the severance agreements, if the executive’s employment is terminated by Manpower without “cause” or by the executive for “good reason” and there has been no change of control of Manpower, we will provide the executive with (1) prorated incentive compensation for the year in which the executive’s employment was terminated, (2) lump sum severance equal to the executive’s base salary plus the amount of the executive’s highest bonus for the prior three years or the year in which the termination takes place, and (3) continuation of medical and dental benefits for 12 months following the date of termination.

In the event of a change of control of Manpower, if the executive’s employment is terminated without “cause” or by the executive for “good reason” in the six months before or two years after the change of control, the executive is entitled to (1) prorated incentive compensation for the year in which the executive’s employment was terminated, (2) lump sum severance equal to three times the executive’s base salary plus three times the amount of the executive’s highest annual bonus for the prior three years or the year in which the termination takes place, (3) continuation of medical, dental, life insurance and disability benefits for 18 months following the date of termination and (4) if the executive is subject to a “golden parachute” excise tax under the Internal Revenue Code of 1986, as amended, a gross-up payment to cover the additional taxes incurred by the executive.

Upon the death or disability of the executive, the executive is entitled under the severance agreement to receive (1) prorated incentive compensation for the year in which such event occurs, and (2) benefits provided under life insurance or disability plans. If the executive’s employment with Manpower is terminated for “cause” or by the executive other than for “good reason,” the executive will not be entitled to prorated incentive compensation, severance compensation or benefit continuation.

The severance agreements also contain a noncompetition agreement that remains in effect for one year following termination of employment except following a change of control where the executive’s employment is terminated without “cause” or by the executive for “good reason.”

Under the terms of the severance agreements, “cause” is defined as (1) willful and continued failure by the executive to substantially perform duties after written demand for performance is delivered and failure by the executive to resume substantial performance within 10 days; (2) commission by the executive of any material act of dishonesty or disloyalty involving Manpower; (3) chronic absence from work other than by reason of a serious health condition; (4) commission of a crime which substantially relates to circumstances of the executive’s position with Manpower; or (5) the willful engaging by the executive in conduct which is demonstrably and materially injurious to Manpower.

Under the terms of the severance agreements, “good reason” is defined as (1) assignment of the executive to a position representing a material reduction from the executive’s current position with Manpower, or assignment of the executive to duties inconsistent with the executive’s current position; (2) breach of the severance agreement by Manpower; (3) the executive being required to change location of principal office by more than 75 miles without the executive’s consent; or (4) within two years following change of control of Manpower, any reduction of the executive’s annual bonus to an amount that is less than the annual bonus paid to the executive for either of the two years prior to the change of control.

Ms. Beck and Messrs. Lemonnier and Michaely currently receive an incentive bonus determined pursuant to a bonus arrangement with us and have entered into severance agreements with us.

Ms. Beck’s bonus of $341,808 for 2005 was calculated based on performance indicators for Manpower’s U.S. and Canadian operations and for Manpower as a whole. These indicators included adjusted operating unit profit (defined as operating unit profit less a capital charge for outstanding accounts receivable) for Manpower’s U.S. and Canadian operations, expense efficiency for Manpower’s U.S. and Canadian operations, Manpower’s earnings per share, permanent recruitment revenue for Manpower’s U.S. and Canadian operations and operating objectives established by Manpower’s chief executive officer. Each indicator was weighted as determined by Manpower’s chief executive officer. The bonus was calculated based on actual performance as compared to performance goals for each indicator established by Manpower’s chief executive officer. The total bonus was equal to the sum of the amounts determined separately for each indicator. No cash award was paid under a performance criterion for performance below threshold. If the threshold goal had been met for each performance criterion, Ms. Beck would have received a bonus equal to 25% of her base salary. If the outstanding goal for each component had been met or exceeded, Ms. Beck would have received a bonus equal to a maximum amount of 100% of her base salary. In addition, Ms. Beck was eligible to receive a supplementary cash bonus of up to 20% of her base salary based upon the operating unit profit margin for Manpower’s U.S. and Canadian operations.

Effective January 1, 2006, Ms. Beck was appointed as Manpower’s Executive Vice President, Europe, Middle East and Africa. As a result of this appointment, Ms. Beck’s bonus for 2006 will be calculated based on performance indicators for Manpower’s EMEA operations and for Manpower as a whole. These indicators include adjusted operating unit profit (defined as operating unit profit less a capital charge for outstanding accounts receivable) for Manpower’s EMEA operations, expense efficiency for Manpower’s EMEA operations, Manpower’s earnings per share and operating objectives established by Manpower’s chief executive officer. Each indicator is weighted as determined by Manpower’s chief executive officer. The bonus will be calculated based on actual performance as compared to performance goals for each indicator established by Manpower’s chief executive officer. The total bonus will be equal to the sum of the amounts determined separately for each indicator. No cash award will be paid under a performance criterion for performance below threshold. If the threshold goal is met for each performance criterion, Ms. Beck will receive a bonus equal to 25% of her base salary. If the outstanding goal for each component is met or exceeded, Ms. Beck will receive a bonus equal to a maximum amount of 150% of her base salary.

Under her severance agreement, if Ms. Beck’s employment is terminated by us for other than “cause”, as defined in the severance agreement, or by Ms. Beck for “good reason”, also defined in the severance agreement, Ms. Beck is entitled to receive: (i) all base compensation to which she was entitled through her date of termination, including a prorated bonus; (ii) one year of base compensation, plus the highest incentive bonus paid to her during the prior three years, or two times this amount if termination is in connection with a change of control; and (iii) medical and dental benefits as specified in the agreement. Ms. Beck’s agreement also contains nondisclosure, nonsolicitation and noncompetition provisions.

In connection with Ms. Beck’s new appointment and relocation to London, England, Manpower, Manpower Holdings Limited and Ms. Beck entered into an assignment agreement. The assignment agreement was effective January 1, 2006 and has a term of approximately three years, but may be terminated under certain circumstances. The assignment agreement provides for benefits related to Ms. Beck’s relocation, including eligibility to participate in Manpower Holdings’ automobile program, payment or reimbursement for housing, tuition, tax preparation, moving and return visit expenses and tax equalization payments.

Mr. Lemonnier’s bonus of $130,276 for 2005 was calculated based on performance indicators for Manpower’s France operations and for Manpower as a whole. These indicators included adjusted operating unit profit (defined as operating unit profit less a capital charge) for Manpower’s France operations, expense efficiency for Manpower’s France operations, Manpower’s earnings per share and operating objectives established by Manpower’s chief executive officer. Each indicator was weighted as determined by Manpower’s chief executive officer. The bonus was calculated based on actual performance as compared to performance goals for each indicator established by Manpower’s chief executive officer. The total bonus was equal to the sum of the amounts determined separately for each indicator. No cash award was paid under a performance criterion for performance below threshold. If the threshold goal had been met for each performance criterion, Mr. Lemonnier would have received a bonus equal to 25% of his base salary. If the outstanding goal for each component had been met or exceeded, Mr. Lemonnier would have received a bonus equal to a maximum amount of 100% of his base salary. In addition, Mr. Lemonnier was eligible to receive a supplementary cash bonus of up to 20% of his base salary based upon the operating unit profit margin for Manpower’s France operations. Mr. Lemonnier’s bonus for 2006 will be calculated on the same basis as 2005, except that his bonus as a percentage of his base salary will be 150% if the outstanding goal is met for each performance criterion and the supplementary cash bonus has been eliminated.

Mr. Michaely’s bonus of $366,174 for 2005 was calculated based on performance indicators for Manpower’s EMEA operations and for Manpower as a whole. These indicators included adjusted operating unit profit (defined as operating unit profit less a capital charge for outstanding accounts receivable) for Manpower’s EMEA operations, permanent recruitment revenue for Manpower’s EMEA operations, expense efficiency for Manpower’s EMEA operations, Manpower’s earnings per share and operating objectives established by Manpower’s chief executive officer. Each indicator was weighted as determined by Manpower’s chief executive officer. The bonus was calculated based on actual performance as compared to performance goals for each indicator established by Manpower’s chief executive officer. The total bonus was equal to the sum of the amounts determined separately for each indicator. No cash award was paid under a performance criterion for performance below threshold. If the threshold goal had been met for each performance criterion, Mr. Michaely would have received a bonus equal to 25% of his base salary. If the outstanding goal for each component had been met or exceeded, Mr. Michaely would have received a bonus equal to a maximum amount of 100% of his base salary. In addition, Mr. Michaely was eligible to receive a supplementary cash bonus of up to 20% of his base salary based upon the operating unit profit margin for Manpower’s EMEA operations.

Effective January 1, 2006, Mr. Michaely was appointed the Executive Vice President, Global Operational Effectiveness. As a result of this appointment, Mr. Michaely’s bonus for 2006 will be calculated based on Manpower’s economic profit and earnings per share and operating objectives established by Manpower’s chief executive officer. If the threshold goal is met for each performance criterion, Mr. Michaely will receive a bonus equal to 25% of his base salary. If the outstanding goal for each component is met or exceeded, Mr. Michaely will receive a bonus equal to a maximum amount of 130% of his base salary.

Mr. Lemonnier and Mr. Michaely have entered into severance agreements with us. Under these severance agreements, if the executive’s employment is terminated by us for other than “cause”, as defined in the agreement, or by the executive for “good reason”, also defined in the agreement, the executive is entitled to receive: (1) all base compensation to which he was entitled through his date of termination, including a prorated bonus; and (2) one year of base compensation, plus the highest incentive bonus paid to him during the prior three years, or two times this amount if termination is in connection with a change of control. Mr. Michaely is also entitled to receive medical and dental benefits as specified in his agreement. The severance agreements also contain nondisclosure, nonsolicitation and noncompetition provisions.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The executive compensation committee of the board of directors submits the following report on executive compensation. The committee consists of five directors who are “independent” within the meaning of the listing standards of the New York Stock Exchange and are “outside directors” under Section 162(m) of the Internal Revenue Code. The board of directors has adopted a charter for the executive compensation committee, which is available on Manpower’s web site at www.investor.manpower.com. During 2005, the committee was responsible for establishing the compensation of Mr. Joerres and Mr. Van Handel, subject to ratification by the board of directors. In addition, the committee has responsibility, based on the recommendations of the chief executive officer, for determining the compensation of other senior executives, including Ms. Beck, Mr. Lemonnier, and Mr. Michaely, and administering the Corporate Senior Management Incentive Plan. The committee also administers our equity incentive plans for employees (but not for directors). The committee has directly engaged an independent compensation consulting firm to assist the committee in establishing compensation for Mr. Joerres, Mr. Van Handel and the other senior executives. The committee has determined the terms of such engagement, including approving the firm’s fees and scope of responsibilities.

Compensation Philosophy

The committee’s executive compensation philosophy is to provide competitive compensation programs to attract and retain executive talent, to use variable pay to reward executives for results that drive Manpower’s business strategy, and to use equity-based incentive plans to tie a portion of executive compensation to Manpower’s long-term performance. In determining competitive compensation levels, the committee takes into account staffing industry practices, as well as the practices of other global companies that are of comparable size and complexity to Manpower. When making compensation decisions, the committee takes many factors into account, including the individual’s past and expected future contributions to Manpower’s success, the performance of individual business units and Manpower as a whole, the individual’s historical compensation, and any retention concerns.

Base salary levels for senior executives are determined based on the executive’s position, experience and performance, and competitive market data. Generally, base salary is benchmarked to the median of the relevant competitive market. To support Manpower’s pay for performance philosophy, annual incentives are based primarily on achieving objective financial performance goals, such as earnings per share, operating profit and economic profit. For outstanding performance, total cash compensation (salary plus annual incentive) may exceed market median total cash compensation.

Equity-based awards for senior executives are generally made annually and are based on the executive’s position, experience and performance, prior equity-based compensation awards, and competitive equity-based compensation levels. The committee has awarded both stock options and restricted stock. The committee has decided to increase the link between Manpower’s performance and equity awards. To that end, the 2003 Equity Incentive Plan was amended in 2005 to give the committee the flexibility to award performance share units, restricted stock units and restricted stock that could vest based on achievement of pre-determined goals and qualify as “performance-based”, as required to obtain a tax deduction under Section 162(m) of the Internal Revenue Code. Reflecting the decision to place more emphasis on Manpower’s performance in making equity grants, the committee awarded restricted stock to Mr. Joerres and Mr. Van Handel in February 2005 the vesting of which accelerates upon the achievement of performance goals. The committee has shifted a portion of the equity awards for Mr. Joerres, Mr. Van Handel and the other senior executives in 2006 to performance-based awards.

Equity award levels are intended to provide above-median rewards for outstanding shareholder returns. Manpower’s pay for performance philosophy is reflected in the use of stock options beyond the senior executive ranks. We have periodically granted options to a broader group of employees to recognize and reward their strong performance. Approximately 420 employees received option grants in February 2005 and approximately 234 employees received option grants in February 2006.

The committee believes that senior executives should hold a meaningful stake in Manpower to align their economic interests with those of the shareholders. To this end, the committee adopted stock ownership guidelines in 2002, which were updated in 2005 generally to increase the multiple for senior executives and to exclude unvested restricted stock in determining whether targeted ownership levels have been met. The stock ownership guidelines target stock ownership equal in value to five times base salary for the chief executive officer, three times base salary for the chief financial officer and two times base salary for all other executives who report directly to the chief executive officer. The committee has set a goal of five years for these executives to attain the targeted ownership levels. In determining whether targeted ownership levels have been met, the committee will not take into account unvested restricted stock or outstanding stock options. The committee intends to revisit these stock ownership guidelines from time to time. As of December 31, 2005, five of our six executive officers, Mr. Joerres, Mr. Van Handel, Ms. Beck, Mr. Lemonnier and Mr. Michaely, had attained the targeted ownership levels.

Corporate Senior Management Incentive Plan

In 2002, the committee established the Corporate Senior Management Incentive Plan for designated corporate executives of Manpower. At present, the chief executive officer and the chief financial officer are the only participants in the incentive plan. The plan provides for an annual incentive plan which has two components. Under the first component, a participant is entitled to receive a cash award for attaining earnings per share and economic profit goals for the year. The committee establishes threshold, target and outstanding earnings per share and economic profit goals and award opportunities for attaining these goals at the beginning of the year. Participation in the first component of the annual incentive plan by the chief executive officer and the chief financial officer was submitted to and approved by the shareholders at the 2002 annual meeting.

The second component of the annual plan provides for the payment of a cash award each year based on a participant’s achievement of certain operating objectives for the year. The committee establishes these operating objectives and award opportunities for achieving the objectives at the beginning of the year. Following the close of the year, the committee determines whether the objectives have been achieved and, if so, the amount of the award earned.

The committee determines the appropriate weighting of each goal at the beginning of the year. For 2005, each participant’s award opportunity was weighted 40% to the earnings per share goal, 40% to the economic profit goal and 20% to the operating objectives. For 2006, the committee set new earnings per share and economic profit goals and approved new operating objectives and maintained the same 40%, 40% and 20% respective weightings as in 2005.

Performance-Based Deferred Compensation Plan

In 2004, the committee established the Performance-Based Deferred Compensation Plan for designated corporate executives of Manpower. Mr. Joerres, Mr. Van Handel, Ms. Beck and Mr. Michaely participated in the deferred compensation plan in 2004 and 2005. Participants in the deferred compensation plan earned deferred compensation based on achievement of annual earnings per share and economic profit performance goals. The performance goals and award opportunities were established at the beginning of each year by the committee. For 2004 and 2005, each participant’s award opportunity was weighted equally to the earnings per share goal and the economic profit goal. The deferred compensation benefits earned by participants in each year were credited to participants’ accounts as of the end of the year. In February 2006, the deferred compensation plan was frozen such that the awards granted in 2004 and 2005 will continue to vest and will be distributed in accordance with the terms of the plan, but that no further awards will be granted under the plan. Participants’ account balances will continue to be credited with an indexed rate of return, as determined from time to time by the committee. The current rate of return is equal to the effective yield on ten-year Treasury notes, plus 100 basis points. A participant’s account vests when the participant has attained age 50 and completed 15 years of service or, alternatively, when the participant has attained age 62. In addition, if the employment of a participant is terminated because of his or her death or disability, the participant’s account balance becomes immediately vested. Account balances also vest upon a change of control of Manpower. A participant’s vested account balance becomes distributable upon the retirement, death or disability of the participant.

Chief Executive Officer Compensation

The committee discussed Mr. Joerres’ 2005 performance and compensation for 2005 and 2006 in executive session at meetings held in December 2005 and February 2006. In evaluating Mr. Joerres’ performance for 2005, the committee considered achievement of financial goals and operating objectives, as well as Mr. Joerres’ and management’s accomplishments and failure to accomplish certain objectives for the year. Manpower’s performance is the primary driver of Mr. Joerres’ compensation package. Under Mr. Joerres’ leadership, Manpower’s financial performance exceeded the “target” performance goals set at the beginning of 2005 under the Corporate Senior Management Incentive Plan. The committee also awarded Mr. Joerres a bonus based on its assessment of his achievement of the operating objectives established for the year. The bonus award earned for achievement of the financial performance goals, together with the bonus amount awarded by the committee for achievement of the operating objectives, totaled $1,625,000, which was well above the “target” award level.

In February 2006, the committee also approved deferred compensation to be credited to Mr. Joerres’ account in the deferred compensation plan for 2005. Manpower’s performance in 2005 exceeded the “target” earnings per share and economic profit performance goals established by the committee for that period, which were the same performance goals set by the committee under the Corporate Senior Management Incentive Plan for 2005. As a result, Mr. Joerres’ account was credited with $431,300, plus an additional $21,890 in interest.

Although the committee reviews Mr. Joerres’ base salary annually, it does not necessarily change his salary in any year. Mr. Joerres’ base salary for 2004 was $840,000, and the committee reviewed the scope of Mr. Joerres’ responsibilities, his skill, experience and performance and the compensation levels of executives who hold positions comparable to his at other companies. In light of Mr. Joerres’ consistently high performance over his tenure as chief executive officer and taking into account the compensation levels at similarly-sized global companies, the committee recommended and the board of directors ratified increasing Mr. Joerres’ salary to $1,000,000 for 2005. The committee did not recommend a change for 2006.

In February 2005, reflecting the committee’s decision to put more emphasis on Manpower’s performance in making equity-based awards, the committee granted Mr. Joerres 22,500 shares of performance-accelerated restricted stock. The committee also granted Mr. Joerres 45,000 career shares (which are shares of restricted stock with a long vesting period which are intended to serve as a long-term performance and retention incentive) and an option to purchase 150,000 shares of common stock. In determining to make these grants and the number of shares covered by these grants, the committee considered Mr. Joerres’ level of responsibility, his skill, experience and performance, the level of awards previously made to him, the value of those awards, Mr. Joerres’ past and current total compensation and compensation opportunities, and the compensation, including equity-based compensation, of executives who hold positions comparable to his position at other companies. The committee was also mindful of its goal to increase the stock ownership levels of senior executives. The performance-accelerated restricted stock will vest six years from the date of grant provided Mr. Joerres is still employed by Manpower. However, the performance-accelerated restricted stock will vest three years after the date of grant if Manpower’s total shareholder return during the three-year period ending February 16, 2008 exceeds the total shareholder return of the 60th percentile of a peer group selected by the committee. The career shares vest in full on the sixth anniversary of the date of grant. The option becomes exercisable as to 50% of the shares covered by the option on the second anniversary of the date of grant and 50% of the shares covered by the option on the fourth anniversary of the date of grant.

In February 2006, reflecting the committee’s continued emphasis on Manpower’s performance in making equity-based awards, the committee granted Mr. Joerres 40,000 performance share units. The committee also granted Mr. Joerres 35,000 career shares and an option to purchase 130,000 shares of common stock. In making this grant, the committee took into account the same factors described above for the 2005 grants. The performance share units awarded represent share equivalents of Manpower common stock. The performance period is the three years commencing on January 1, 2006 and ending on December 31, 2008. Vesting of units occurs at the end of the three-year period except in the case of death, disability, or termination of employment. A payout multiple is applied to the units awarded based on Manpower’s average operating profit margin during the performance period. The threshold payout multiple is 25%, the target payout multiple is 100% and the maximum payout multiple is 175%. No payout will be made for performance below threshold. The resulting payout multiple is applied to the units awarded. The awards are settled in shares of Manpower common stock. Before awards are settled, the committee must certify the extent to which the performance criterion has been met. The career shares vest in full on the sixth anniversary of the date of grant. The option becomes exercisable as to 25% of the shares covered by the option on each of the first, second, third and fourth anniversaries of the date of grant.

Other Executive Officers of the Company

Mr. Van Handel’s base salary for 2005 was $500,000. The committee determined Mr. Van Handel’s base salary based on various factors including the scope of Mr. Van Handel’s responsibilities, his skill, experience and performance, and the compensation levels of executives who hold positions that are comparable to his at other companies, as well as the committee’s recognition of the increasing market demand for qualified chief financial officers. The committee did not recommend a change for 2006. Mr. Van Handel’s incentive award for 2005 was determined in accordance with the incentive plan. Based on performance that exceeded the “target” earnings per share and economic profit performance goals (as described above) and the committee’s assessment of Mr. Van Handel’s achievement of his 2005 operating objectives, the committee approved a total cash award for Mr. Van Handel of $813,000, which was well above the “target” award level. Based on performance that exceeded the “target” earnings per share and economic profit goals, the committee also approved $215,650 of deferred compensation to be credited to Mr. Van Handel’s account under the deferred compensation plan for 2005, plus an additional $11,988 in interest.

In February 2005, the committee granted Mr. Van Handel 7,500 shares of performance-accelerated restricted stock, 9,000 career shares and an option to purchase 50,000 shares of common stock. In making this grant, the committee took into account the same factors described above for Mr. Joerres’ 2005 grants. The performance-accelerated restricted stock and career shares will vest and the option will become exercisable on the same basis as the performance-accelerated restricted stock, career shares and option granted to Mr. Joerres in February 2005.

In February 2006, the committee granted Mr. Van Handel 17,000 performance share units, 6,000 career shares and an option to purchase 45,000 shares of common stock. In making this grant, the committee took into account the same factors described above for Mr. Joerres’ 2005 grants. The performance share units and career shares will vest and the option will become exercisable on the same basis as the performance share units, career shares and option granted to Mr. Joerres in February 2006.

Under its current charter, the committee is responsible, based on the recommendations of the chief executive officer, for determining the compensation of Ms. Beck, Mr. Lemonnier and Mr. Michaely, including base salary, incentive compensation, the amounts and terms of any equity awards, and other material terms of their employment. Mr. Joerres recommended, and the committee approved, incentive bonuses for 2005 to Ms. Beck, Mr. Lemonnier and Mr. Michaely. These bonuses were calculated by comparing actual performance against performance goals established by Mr. Joerres at the beginning of 2005, as described above. Based on performance that exceeded the “target” earnings per share and economic profit goals, the committee approved deferred compensation to be credited to the accounts of Ms. Beck and Mr. Michaely under the deferred compensation plan for 2005. The committee also approved a grant of career shares to Mr. Michaely and grants of performance share units and options to Ms. Beck, Mr. Lemonnier and Mr. Michaely in February 2006.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to the corporation’s chief executive officer and four other most highly compensated executive officers in service as of the end of any fiscal year. However, Section 162(m)

also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Where necessary for covered executives, the committee generally seeks to structure compensation amounts and plans that meet the requirements for deductibility under this provision. However, the committee may implement compensation arrangements that do not satisfy these requirements for deductibility if it determines that such arrangements are appropriate under the circumstances. In addition, because of uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, the committee cannot assure that compensation intended by the committee to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

The committee acts as the compensation committee of outside directors under Section 162(m), with responsibility for establishing, administering and certifying attainment of performance goals under the regulations promulgated under Section 162(m). This responsibility includes taking actions under the incentive plan as the committee considers appropriate in recognition of the requirements of Section 162(m), as well as making grants of equity awards where appropriate in accordance with the requirements of Section 162(m).

The Executive Compensation Committee

J. Thomas Bouchard, Chairman

Marc J. Bolland

Jack M. Greenberg

Rozanne L. Ridgway

John R. Walter

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the executive compensation committee has ever been an officer or employee of Manpower or any of our subsidiaries and none of our executive officers has served on the compensation committee or Board of Directors of any company of which any of our other directors is an executive officer.

PERFORMANCE GRAPH

Set forth below is a graph for the periods ending December 31, 2000–2005 comparing the cumulative total shareholder return on our common stock with the cumulative total return of companies in the Standard & Poor’s 400 Midcap Stock Index and the Standard & Poor’s Supercomposite Human Resources and Employment Services Index. We are included in the Standard & Poor’s Supercomposite Employment Services Index and we estimate that we constituted approximately 19.5% of the total market capitalization of the companies included in the index. The graph assumes a $100 investment on December 31, 2000 in our common stock, the Standard & Poor’s 400 Midcap Stock Index and the Standard & Poor’s Supercomposite Employment Services Index and assumes the reinvestment of all dividends.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

AMONG MANPOWER, S&P 400 MIDCAP STOCK INDEX, AND S&P SUPERCOMPOSITE HUMAN RESOURCES AND EMPLOYMENT SERVICES INDEX

	December 31,
	2000	2001	2002	2003	2004	2005
Manpower	$100	89	84	124	127	122
S&P 400 Midcap Stock Index	$100	91	68	101	121	139
S&P Supercomposite Human Resources and Employment Services Index	$100	98	83	111	128	143

AUDIT COMMITTEE REPORT

We have an audit committee consisting of four directors who are “independent” within the meaning of the listing standards of the New York Stock Exchange. The board of directors has adopted a charter for the audit committee, which is available on our web site at www.investor.manpower.com. The charter sets forth the responsibilities and authority of the audit committee with respect to our independent auditors, quarterly and annual financial statements, non-audit services, internal audit and accounting, risk assessment and risk management, business conduct and ethics, special investigations, use of advisors and other reporting and disclosure obligations, including the audit committee’s obligations as our qualified legal compliance committee.

In 2005, the audit committee met five times. Over the course of these meetings, the audit committee met with our chief executive officer, chief financial officer, other senior members of the finance department, the chairperson of our disclosure committee, the head of internal audit, our outside counsel and our independent auditors. During these meetings, the audit committee reviewed and discussed, among other things:

•	the rotation of our independent auditors and the subsequent dismissal of PricewaterhouseCoopers LLP as our independent auditors and the appointment of Deloitte & Touche LLP as our independent auditors for 2005,

•	our financial statements for each of the first three quarters of 2005, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,”

•	our compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and the related auditing standards,

•	the independent auditors’ material written communications with management,

•	our annual internal and external audit plans and the internal and external staffing resources available to carry out our audit plans,

•	internal audit results,

•	our risk management framework, including financial and operations risks,

•	the impact of new accounting pronouncements,

•	current tax matters affecting us, including reporting compliance, audit activity and tax planning,

•	our compliance with the Foreign Corrupt Practices Act and our Code of Business Conduct and Ethics,

•	our compliance with our Policy Regarding the Retention of Former Employees of Independent Auditors and Policy on Services Provided by Independent Auditors, and

•	a self-evaluation of the committee.

The audit committee met three times in private session with PricewaterhouseCoopers LLP, met two times in private session with Deloitte & Touche LLP and met five times in private session with the head of internal audit. The purpose of the private sessions is to allow the participants to raise any concerns they may have and to discuss other topics in a confidential setting. Over the course of the private sessions with our independent auditors, the audit committee discussed, among other things, our compliance process relating to Section 404 of the Sarbanes-Oxley Act, the application of certain accounting policies and our personnel involved in the financial reporting process. The audit committee also discussed the transition process relating to the change in independent auditors. Over the course of the private sessions with our head of internal audit, the audit committee reviewed and discussed, among other things, the adequacy of the internal audit department’s resources, the level of support and cooperation received by the internal audit department and the department’s internal audit plans.

In addition to the meetings discussed above, the chairman of the audit committee reviewed with management and our independent auditors our financial results for each quarter of 2005 prior to the quarterly release of earnings.

In February 2006, the independent auditors and members of senior management reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005 with the audit committee, together with our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” This discussion included, among other things:

•	critical accounting policies and practices used in the preparation of our financial statements,

•	our judgmental reserves,

•	the effect of regulatory and accounting initiatives on our financial statements, including the adoption of significant accounting pronouncements,

•	confirmation that there were no unrecorded material audit adjustments proposed by the independent auditors,

•	confirmation that there were no matters of significant disagreement between management and the independent auditors arising during the audit,

•	other matters required to be discussed by SAS No. 61, and

•	matters relating to Section 404 of the Sarbanes-Oxley Act, including the management report on internal control over financial reporting for 2005 and the independent auditors’ report with respect to the effectiveness of our internal control over financial reporting and management’s assessment of the effectiveness of our internal control over financial reporting.

At this meeting, the audit committee met in separate private sessions with the independent auditors, the chairperson of our disclosure committee, the head of internal audit and management.

The audit committee has reviewed the fees billed by Deloitte & Touche LLP and related entities (“Deloitte”) to us with respect to 2005 and the fees billed by PricewaterhouseCoopers LLP to us with respect to 2004, which consist of the following:

Audit Fees.    The aggregate fees and expenses billed for professional services rendered by Deloitte for the audit of our financial statements and attestation of our certification of our internal control over financial reporting as of and for the year ended December 31, 2005 and the review of the financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 approved by the audit committee were $4,330,000.

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of our financial statements and attestation of our certification of our internal control over financial reporting as of and for the year ended December 31, 2004 and the review of the financial statements included in our Quarterly Reports on Form 10-Q for 2004 approved by the audit committee were $5,498,500.

Audit-Related Fees.    The aggregate fees and expenses billed by Deloitte for audit-related services were $15,400 in 2005. These services consisted of assistance with customer requests for information regarding financial results and concentration of revenue.

The aggregate fees billed by PricewaterhouseCoopers LLP for audit-related services were $51,050 in 2004. These services consisted of assistance and consultation regarding the application of accounting principles, due diligence services and assistance with the filing of the Registration Statement on Form S-4 related to the acquisition of Right Management Consultants, Inc., issuance of an opinion relating to a subsidy declaration and the examination and approval of a grant application.

Tax Fees.    The aggregate fees and expenses billed by Deloitte for tax services were $1,615,750 in 2005. These services consisted of assistance in the preparation and review of certain international tax returns and a refund claim, consultation regarding appropriate handling of items on the U.S. and international tax returns, assistance with tax audits and examinations, advice and training related to VAT tax matters, advice regarding tax issues relating to Manpower’s internal reorganizations, advice and assistance with respect to transfer pricing matters, and advice related to the cross-border transfer of executives.

The aggregate fees billed by PricewaterhouseCoopers LLP for tax services were $294,525 in 2004. These services consisted of assistance in the preparation and filing of certain international tax returns, advice on certain items relating to our U.S. tax return, certain tax matters for a foreign subsidiary, transfer pricing advice and advice on tax issues relating to the merger of a foreign subsidiary.

All Other Fees.    The aggregate fees and expenses billed by Deloitte for all other services were $550,700 in 2005. These services consisted of assistance with the coordination of a communications network installation, advice on employee benefit plan matters, advice on employment matters for a foreign executive, due diligence work on potential acquisitions and assistance with a request to a government agency regarding the consolidation of our service centers.

The aggregate fees billed by PricewaterhouseCoopers LLP for all other services were $12,400 in 2004. These services consisted of a review of the internal controls of a shared service center and a technical update seminar.

Our Policy on Services Provided by the Independent Auditors was initially adopted by the audit committee in March 2002 and has since been revised several times in response to regulatory requirements. The policy sets forth the types of services that we may and may not engage our auditors to provide, the approval requirements for permitted services and related disclosure and reporting standards. A copy of the policy is available on our web site at www.investor.manpower.com. Each of the services described under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” was approved during 2004 in accordance with the policy and each of such services requiring approval after the audit committee’s retention of Deloitte was approved during 2005 in accordance with the policy.

The audit committee has also received the written disclosures and confirmation from Deloitte required by Independence Standards Board No. 1 and discussed with Deloitte their independence. In particular, at each regular meeting during 2005 since its appointment and at the meeting in February 2006 the audit committee reviewed and discussed the non-audit services provided by Deloitte to us since its appointment in 2005 that are described above. The audit committee has considered whether the provision of the non-audit services described above is compatible with the independence of Deloitte and satisfied itself as to the auditor’s independence. The audit committee believes that Deloitte has been objective and impartial in conducting the 2005 audit, and believes that the provision of these services has not adversely affected the integrity of our audit and financial reporting processes.

In performing all of the functions described above, the audit committee acts only in an oversight capacity. The audit committee does not complete its reviews of the matters described above prior to our public announcements of financial results and, necessarily, in its oversight role, the audit committee relies on the work and assurances of our management, which has the primary responsibility for our financial statements and reports and internal control over financial reporting, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States and on the effectiveness of our internal control over financial reporting.

In reliance on these reviews and discussions, and the report of the independent auditors, the audit committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005.

The Audit Committee

Edward J. Zore, Chairman

J. Thomas Bouchard

Stephanie A. Burns

Willie D. Davis

2.  RATIFICATION OF INDEPENDENT AUDITORS

Deloitte & Touche LLP audited our consolidated financial statements for the fiscal year ended December 31, 2005, and PricewaterhouseCoopers LLP audited our consolidated financial statements for the fiscal years ended December 31, 2004 and 2003.

As previously disclosed, on July 27, 2005 the audit committee of our board of directors dismissed PricewaterhouseCoopers LLP as our independent registered public accounting firm, subject to completion of its procedures on the unaudited interim financial statements for the three and six month periods ended June 30, 2005 and the Quarterly Report on Form 10-Q in which such financial statements were included, and appointed Deloitte & Touche LLP as our new independent registered public accounting firm.

On July 29, 2005, PricewaterhouseCoopers LLP completed its procedures on the unaudited financial statements for the three and six month periods ended June 30, 2005 and the Quarterly Report on Form 10-Q was filed.

PricewaterhouseCoopers LLP’s reports on our consolidated financial statements for each of the years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2004 and 2003, and the subsequent interim period through July 29, 2005, there were no disagreements between us and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers LLP’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such years.

None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the years ended December 31, 2004 and 2003 or during the subsequent interim period through July 29, 2005.

We provided PricewaterhouseCoopers LLP with a copy of the foregoing disclosures. A copy of PricewaterhouseCoopers LLP’s letter, dated August 5, 2005, stating their agreement with such statements is attached as Exhibit 16.1 to our Current Report on Form 8-K/A dated August 5, 2005 filed with the Securities and Exchange Commission.

During the years ended December 31, 2004 and 2003, and the subsequent interim period through July 27, 2005, we did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The audit committee of the board of directors has appointed Deloitte & Touche LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2006 and directed that such appointment be submitted to the shareholders for ratification. Deloitte & Touche LLP audited our consolidated financial statements for the fiscal year ended December 31, 2005. Representatives of Deloitte & Touche LLP will be present at the annual meeting and have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the audit committee will take such action into account in reconsidering the appointment of our independent auditors for the fiscal year ending December 31, 2006.

The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2006. Abstentions will not be counted as voting and, therefore, will have no impact on the approval of the proposal.

The board of directors recommends you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2006, and your proxy will be so voted unless you specify otherwise.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2005 and February 14, 2006 about shares of our common stock outstanding and available for issuance under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options as of December 31, 2005(1)	Number of securities to be issued upon exercise of outstanding options as of February 14, 2006(2)	Weighted- average exercise price of outstanding options as of December 31, 2005	Weighted- average exercise price of outstanding options as of February 14, 2006	Number of securities remaining available for future issuance under equity compensation plans as of December 31, 2005 (excluding securities reflected in the first column)(3)(5)	Number of securities remaining available for future issuance under equity compensation plans as of February 14, 2006 (excluding securities reflected in the first column)(4)(5)
Equity compensation plans approved by security holders	5,421,158	5,969,823	$36.23	$39.09	3,894,278	2,742,991
Equity compensation plans not approved by security holders(6)	0	0	$—	$—	0	0
Total	5,421,158	5,969,823	$36.23	$39.09	3,894,278	2,742,991

(1)	Includes 151,501 shares to be issued upon the exercise of outstanding options under the Right Management Consultants, Inc. 1993 Stock Incentive Plan, as amended, and the Right Management Consultants, Inc. Amended and Restated Directors’ Stock Option Plan. We assumed these plans in connection with our acquisition of Right in 2004. The weighted-average exercise price of outstanding options granted under these plans as of December 31, 2005 was $28.15. There will be no further grants under these plans.

(2)	Includes 95,779 shares to be issued upon the exercise of outstanding options under the Right Management Consultants, Inc. 1993 Stock Incentive Plan, as amended, and the Right Management Consultants, Inc. Amended and Restated Directors’ Stock Option Plan. We assumed these plans in connection with our acquisition of Right in 2004. The weighted-average exercise price of outstanding options granted under these plans as of February 14, 2006 was $30.27. There will be no further grants under these plans.

(3)	Includes the number of shares remaining available for future issuance under the following plans: Deferred Stock Plan — 106,176 shares; 1990 Employee Stock Purchase Plan — 800,000 shares; Savings Related Share Option Scheme — 888,433 shares; and 2003 Equity Incentive Plan — 2,099,669 shares.

(4)	Includes the number of shares remaining available for future issuance under the following plans: Deferred Stock Plan — 106,176 shares; 1990 Employee Stock Purchase Plan — 800,000 shares; Savings Related Share Option Scheme — 855,179 shares; and 2003 Equity Incentive Plan — 981,036 shares.

(5)	The 2003 Equity Incentive Plan provides for the grant of nonstatutory stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance share units and deferred stock. The maximum number of shares issuable in respect of restricted stock, restricted stock units, performance share units and deferred stock granted under the 2003 Equity Incentive Plan is 800,000, subject to adjustment as provided in the plan.

(6)	As of December 31, 2005 and February 14, 2006, we did not maintain any equity compensation plans which were not approved by shareholders.

3.  APPROVAL OF INCREASE IN NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

UNDER THE 2003 EQUITY INCENTIVE PLAN OF MANPOWER INC.

General

In 2003, the board of directors adopted and the shareholders approved the 2003 Equity Incentive Plan of Manpower Inc. In 2005, the board of directors adopted and the shareholders approved amendments to the 2003 plan to allow the grant of performance share units and restricted stock units, to add performance goal features, to amend the limits on “full value awards”, and to change the share counting provisions.

On February 14, 2006, the board of directors adopted an amendment to increase the total number of shares of Manpower common stock authorized for issuance under the 2003 plan from 4,500,000 shares to 7,500,000 shares. The increase in the number of shares authorized for issuance under the 2003 plan must also be approved by Manpower’s shareholders. Accordingly, at the annual meeting shareholders will consider a proposal to increase the number of shares authorized for issuance under the 2003 plan. If shareholder approval is received, the 2003 plan will be amended and restated to incorporate this amendment.

The complete text of the 2003 plan has been filed with the Securities and Exchange Commission as an appendix to this proxy statement. The following description is a summary of the material features of the 2003 plan.

Material Features of the 2003 Plan

Common Stock Subject to the 2003 Plan.    The 2003 plan provides for the grant of nonstatutory stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance share units and deferred stock to employees designated by the executive compensation committee or the board of directors. The 2003 plan also provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance share units and deferred stock to non-employee directors designated by the board of directors. Currently, the maximum number of shares which may be issued under the 2003 plan, subject to adjustment as described below, is 4,500,000 shares of common stock. If the proposal is approved, the maximum number of shares which could be issued under the 2003 plan, subject to adjustment as described below, would be 7,500,000 shares of common stock. For purposes of determining the maximum number of shares available for issuance under the 2003 plan, any shares which have been issued as restricted stock which are forfeited are not considered to have been issued. Furthermore, upon the exercise of any SAR, the full number of SARs exercised at such time shall be treated as shares issued under the 2003 plan, even if a lesser number of shares may have been actually issued.

The maximum number of shares of restricted stock and deferred stock that may be granted under the 2003 plan, plus the number of restricted stock units and performance share units that may be granted under the 2003 plan, is 800,000, subject to adjustment as described below. For purposes of determining the maximum number of full value awards available for grant under the 2003 plan, any shares of restricted stock or deferred stock which are forfeited, or any restricted stock units or performance share units which are forfeited, are not considered to have been granted.

No employee is eligible to receive grants of options and SARs for more than 750,000 shares during any three-year period, and the maximum number of shares of restricted stock and deferred stock, plus the number of restricted stock units and performance share units, that may be granted to any individual employee under the 2003 plan in any fiscal year is 150,000, in each case subject to adjustment as described below.

Administration.    The 2003 plan is administered by the board of directors with respect to grants to non-employee directors under the 2003 plan. The 2003 plan is administered by the executive compensation committee or the board of directors with respect to grants to employees. The executive compensation committee is appointed by the board of directors, and it is constituted to permit grants to be exempt from Section 16(b) of the Securities Exchange Act of 1934 and to permit grants of performance-based compensation under the 2003 plan to comply with Section 162(m). We refer to the board of directors and the executive compensation committee as the administrator.

The administrator has sole discretion to determine the employees or directors to whom awards will be granted, the terms and provisions of each such award and to make all other determinations and interpretations which it deems necessary or advisable for the administration of the 2003 plan. A decision of the administrator with regard to any of these matters is conclusive and binding.

Eligibility.    Participants under the 2003 plan are limited to our non-employee directors and employees. In determining the employees to whom awards will be granted and the number of shares to be covered by each award, the administrator may take into account the nature of the services rendered by the employees, their present and potential contributions to our success and such other factors as the administrator may deem relevant. We estimate that as of February 14, 2006 approximately 27,400 persons are eligible to participate in the 2003 plan, which includes ten non-employee directors and seven executive officers.

Duration and Amendment of the 2003 Plan.    No awards may be granted pursuant to the 2003 plan after February 18, 2013. Except to the extent shareholder approval or participant consent is required, the board of directors may amend, modify or terminate the 2003 plan.

The administrator may also amend, modify or terminate an outstanding award. However, the administrator may not, without the participant’s consent, amend, modify or terminate an outstanding award unless it determines that the action would not materially and adversely affect the participant, except where such amendment or modification is necessary in order for a participant to avoid becoming subject to penalties and/or interest under Section 409A of the Code with respect to certain awards.

Adjustment in Event of Capital Changes.    The 2003 plan provides that the administrator may make adjustments to the total number of shares authorized for issuance under the 2003 plan, the number of shares subject to each outstanding option, the number of shares of restricted stock then held by each participant, the number of shares to which an outstanding SAR relates, the number of shares to which each outstanding award of restricted stock units, performance share units and deferred stock relates, the exercise price applicable to each option, the grant value of each SAR, and the other limitations described above under “Common Stock Subject to the 2003 Plan” in the event of any change in our capitalization, including stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, or similar transactions.

2003 Plan Benefits.    We cannot determine how many eligible employees will participate in the 2003 plan in the future. Therefore, it is not possible to determine with certainty the dollar value or number of shares of our common stock that will be issued under the 2003 plan as a result of this amendment.

The following table sets forth the awards and the dollar value of the awards granted under the 2003 plan during 2005 to (i) each of our named executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

Name	Restricted Stock	Dollar Value of Restricted Stock (1)	Options	Dollar Value of Options (2)	Deferred Stock	Dollar Value of Deferred Stock (3)
Jeffrey A. Joerres	67,500	$3,027,375	150,000	$2,215,500	0	0

Michael J. Van Handel	16,500	$740,025	50,000	$738,500	0	0

Barbara J. Beck	10,000	$448,500	41,438	$612,039	0	0

Jean-Pierre Lemonnier	0	0	27,736	$409,661	0	0

Yoav Michaely	0	0	42,167	$622,807	0	0

All executive officers as a group	104,000	$4,664,400	343,341	$5,071,147	0	0

All non-employee directors as a group	0	0	0	0	2,792	$129,840

All employees other than executive officers as a group	8,000	$358,800	893,296	$10,984,625	0	0

(1)	Represents the dollar value of the grant on February 16, 2005, the date of grant, using the fair market value of Manpower common stock on the date of grant, which was $44.85 per share.

(2)	Represents the grant date present value determined by using the Black-Scholes option pricing model. See “Option/SAR Grants in Fiscal 2005” on page 12.

(3)	Represents the dollar value of the grant on December 30, 2005, the date of grant, using the closing price of Manpower common stock on that date, which was $46.50 per share.

Market Value

The closing sale price of Manpower common stock on the New York Stock Exchange on February 28, 2006 was $53.64.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast on the proposal is required to approve the proposal, provided that the total number of votes cast on the proposal represents over 50% of the common stock entitled to vote on the proposal. Abstentions will be counted as votes against the proposal and broker non-votes will not be counted as voting on the proposal.

The board of directors recommends you vote FOR the increase in the number of shares authorized under the 2003 Equity Incentive Plan of Manpower Inc. and your proxy will be so voted unless you specify otherwise.

4.  SHAREHOLDER PROPOSAL REGARDING IMPLEMENTATION OF THE MACBRIDE PRINCIPLES IN NORTHERN IRELAND

The following proposal was submitted by the City of New York Office of the Comptroller, located at 1 Centre Street, New York, New York 10007, on behalf of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, the New York City Fire Department Pension Fund, and the New York City Board of Education Retirement System. We refer to these shareholders as the proponents. The proponents own 215,533 shares of common stock in the aggregate. If a representative of the proponents who is qualified under state law is present and submits the proposal for a vote, then the proposal will be voted upon at the annual meeting. In accordance with federal securities regulations, we have included the proposal and the supporting statement exactly as submitted by the proponents. To ensure that readers can easily distinguish between the material provided by the proponents and material provided by us, we have put a box around the material provided by the proponents.

NORTHERN IRELAND — MACBRIDE PRINCIPLES

WHEREAS, Manpower, Inc. has a subsidiary in Northern Ireland;

WHEREAS, the securing of a lasting peace in Northern Ireland encourages us to promote means for establishing justice and equality;

WHEREAS, employment discrimination in Northern Ireland was cited by the International Commission of Jurists as being one of the major causes of sectarian strife;

WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

1. Increasing the representation of individuals from underrepresented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

3. The banning of provocative religious or political emblems from the workplace.

4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups.

5. Layoff, recall, and termination procedures should not in practice, favor particular religious groupings.

6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

9. The appointment of a senior management staff member to oversee the company’s affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

RESOLVED: Shareholders request the Board of Directors to:

Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

SUPPORTING STATEMENT

We believe that our company benefits by hiring from the widest available talent pool. An employee’s ability to do the job should be the primary consideration in hiring and promotion decisions.

Implementation of the MacBride Principles by Manpower, Inc. will demonstrate its concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns.

STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

The board of directors of Manpower recommends a vote “AGAINST” this proposal for the following reasons:

We fully support the efforts to eliminate employment discrimination in Northern Ireland and we cooperate fully with ongoing related efforts.

We have a demonstrated record of concern for human rights and equality of opportunity throughout our company. Our policy and practice in Northern Ireland and worldwide are to provide equal opportunity employment in all locations without regard to race, creed, religion, sex, national origin, citizenship status, age, disability or marital status. We make decisions regarding the hiring, promotion and termination of our employees based solely on experience and qualifications and without regard to religious or ethnic background. Similarly, our recruiting procedures are designed to provide equal opportunity.

In addition to following our own non-discrimination policies, we comply with the standards of the Northern Ireland Fair Employment legislation, as updated by the Fair Employment and Treatment (Northern Ireland) Order of 1998. This legislation applies to all employers in Northern Ireland, including our operations, and makes religious discrimination and preferential treatment in employment illegal. In addition, we are registered with, and cooperate with, the Equality Commission for Northern Ireland (formerly the Fair Employment Commission), which oversees equal opportunity in employment. The MacBride Principles, which date from the mid-1980’s, precede this legislation and are no longer appropriate as a result of the legislation.

Manpower promotes full compliance with the Northern Ireland Fair Employment legislation and associated codes of practice relating to equality of opportunity in the workplace. In addition, we periodically review our policies and procedures to ensure such compliance. We also comply fully with ongoing government efforts in Northern Ireland to eliminate discrimination and workplace harassment.

In effect, Manpower’s policies and applicable laws endorse the same belief in equality of opportunity that is embodied in the MacBride Principles. However, the board of directors does not believe that it is advisable for Manpower to endorse or subscribe to the MacBride Principles as set forth in the proposed resolution. By adopting the MacBride Principles, we would become unnecessarily accountable to different sets of overlapping fair employment guidelines, which would unnecessarily burden us in the conduct of our business. In addition, the board of directors is concerned that implementation of a duplicate set of principles could lead to confusion, conflicts and, potentially, unfairness in the workplace. Finally, the board of directors believes that it is not practical or prudent for Manpower to develop solutions in the United States to problems unique to Northern

Ireland. For the foregoing reasons, the board of directors believes that adoption of this proposal is not in the best interest of Manpower, its shareholders or its employees in Northern Ireland.

The affirmative vote of a majority of the votes cast on the proposal is required to approve the proposal. Abstentions will not be counted as voting, and, therefore, will have no impact on the approval of the proposal.

The board of directors recommends you vote AGAINST the shareholder proposal regarding implementation of the MacBride Principles in Northern Ireland, and your proxy will be so voted unless you specify otherwise.

SUBMISSION OF SHAREHOLDER PROPOSALS

In accordance with our by-laws, nominations, other than by or at the direction of the board of directors, of candidates for election as directors at the 2007 annual meeting of shareholders and any other shareholder proposed business to be brought before the 2007 annual meeting of shareholders must be received by us no later than January 25, 2007. To be considered for inclusion in the proxy statement solicited by the board of directors, shareholder proposals for consideration at the 2007 annual meeting of shareholders must be received by us at our principal executive offices by November 1, 2006. Such nominations or proposals must be submitted to Mr. Michael J. Van Handel, Secretary, Manpower Inc., 5301 North Ironwood Road, Milwaukee, Wisconsin 53217. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of our common stock. Copies of these reports must also be furnished to us. Based solely on a review of these copies, we believe that during 2005 all filing requirements were met.

OTHER VOTING INFORMATION

Shareholders may vote over the Internet, by telephone or by completing a traditional proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on April 24, 2006. To vote over the Internet or by telephone, please refer to the instructions on the accompanying proxy card.

The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

OTHER MATTERS

Although management is not aware of any other matters that may come before the annual meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy as recommended by the Board of Directors or, if no such recommendation is given, in their discretion.

Shareholders may obtain a copy of our Annual Report on Form 10-K at no cost by requesting a copy on our Internet website at www.investor.manpower.com or by writing to Mr. Michael J. Van Handel, Secretary, Manpower Inc., 5301 North Ironwood Road, Milwaukee, Wisconsin 53217.

By Order of the Board of Directors,

Michael J. Van Handel, Secretary

APPENDIX A

Manpower Inc.

Categorical Standards for Relationships Deemed

Not to Impair Independence of Non-Employee Directors

For purposes of making a determination regarding the independence of a non-employee director of Manpower Inc. (together with its subsidiaries, the “Company”) under the rules of the New York Stock Exchange, a commercial relationship between a director and the Company will not be considered to impair the director’s independence if:

1.	The director’s sole interest in the relationship is by virtue of his or her status as a director, officer or employee of, or holder of a less than 10% equity interest (other than a general partnership interest) in, an entity or an affiliate of an entity with which the Company has such relationship;

2.	Payments by the Company for property or services to, or payments to the Company for property or services by, the entity and any such affiliate accrued during any single fiscal year constitute in the aggregate less than two percent of the annual gross revenues reported for the last fiscal year of each of the Company and the entity and such affiliate. In applying this standard, both the payments and the gross revenues to be measured will be those reported in the last completed fiscal year;

3.	The director is not personally involved in the negotiation of the terms of any transaction giving rise to the relationship, or otherwise personally involved in such transaction; and

4.	Any transaction giving rise to the relationship is negotiated and conducted on an arm’s-length basis.

A-1

APPENDIX B

2003 EQUITY INCENTIVE PLAN

OF

MANPOWER INC.

(Amended and Restated Effective April 26, 2005)

PURPOSE OF THE PLAN

The purpose of the Plan is to provide for compensation alternatives for certain Employees and Directors using or based on the common stock of the Company. These alternatives are intended to be used as a means to attract and retain superior Employees and Directors, to provide a stronger incentive for such Employees and Directors to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, and in combination with these goals, to provide Employees and Directors with a proprietary interest in the performance and growth of the Company.

1. GENERAL

This Plan exclusive of Section A below applies to all Directors and Employees. Section A of the Plan applies to those Employees who are employed in the United Kingdom.

2. DEFINITIONS

Unless the context otherwise requires, the following terms shall have the meanings set forth below:

(a) “Administrator” shall mean the Committee or the Board of Directors with respect to grants to Employees under the Plan and the Board of Directors with respect to grants to Directors under the Plan.

(b) “Award” shall mean an Option, Restricted Stock, Restricted Stock Units, an SAR, Performance Share Units, or Deferred Stock granted under the Plan.

(c) “Board of Directors” shall mean the entire board of directors of the Company, consisting of both Employee and non-Employee members.

(d) A termination of employment for “Cause” will mean termination upon (1) on Employee’s repeated failure to perform his or her duties in a competent, diligent and satisfactory manner as determined by the Company’s Chief Executive Officer in his reasonable judgment, (2) insubordination, (3) an Employee’s commission of any material act of dishonesty or disloyalty involving the Company or a Subsidiary, (4) an Employee’s chronic absence from work other than by reason of a serious health condition, (5) an Employee’s commission of a crime which substantially relates to the circumstances of his or her position with the Company or a

Subsidiary or which has material adverse effect on the Company or a Subsidiary, or (6) the willful engaging by an Employee in conduct which is demonstrably and materially injurious to the Company or a Subsidiary.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the committee of the Board of Directors constituted as provided in Paragraph 5 of the Plan.

(g) “Company” shall mean Manpower Inc., a Wisconsin corporation.

(h) “Deferred Stock” shall mean a right to receive one or more Shares from the Company in accordance with, and subject to, Paragraph 11 of the Plan.

(i) “Deferred Stock Agreement” shall mean the agreement between the Company and a Participant whereby Deferred Stock is granted to such Participant.

(j) “Director” shall mean an individual who is a non-Employee member of the Board of Directors of the Company.

(k) “Disability” shall mean (i) with respect to an Employee, a physical or mental incapacity which, as determined by the Committee, results in an Employee ceasing to be an Employee and (ii) with respect to a Director, a physical or mental incapacity which results in a Director’s termination of membership on the Board of Directors of the Company; provided, however, that where an Award is granted to a Participant who is subject to U.S. federal income tax with terms such that it is nonqualified deferred compensation for purposes of Section 409A of the Code, “Disability” shall mean (i) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

(l) “Employee” shall mean an individual who is an employee of the Company or a Subsidiary.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Grant Value” of an SAR means the dollar value assigned to the SAR by the Administrator on the date the SAR is granted under the Plan.

(o) “Incentive Stock Option” shall mean an option to purchase Shares which complies with the provisions of Section 422 of the Code.

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(p) “Market Price” shall mean the closing sale price of a Share on the New York Stock Exchange; provided, however, if a Share is not susceptible of valuation by the above method, the term “Market Price” shall mean the fair market value of a Share as the Administrator may determine in conformity with pertinent law and regulations of the Treasury Department.

(q) “Nonstatutory Stock Option” shall mean an option to purchase Shares which does not comply with the provisions of Section 422 of the Code or which is designated as such pursuant to Paragraph 7 of the Plan.

(r) “Option” shall mean (1) with respect to an Employee, an Incentive Stock Option or Nonstatutory Stock Option granted under the Plan and (2) with respect to a Director, a Non-Statutory Stock Option granted under the Plan.

(s) “Option Agreement” shall mean the agreement between the Company and a Participant whereby an Option is granted to such Participant.

(t) “Participant” shall mean an Employee or Director to whom an Award has been granted under the Plan.

(u) “Performance Goals” shall mean the goals identified by the Committee to measure one or more business criteria, which may include any of the following criteria and which, where applicable (i) may be set on a pre-tax or after-tax basis, (ii) may include or exclude the impact of changes in currency exchange rates, (iii) may be applied on an absolute or relative basis, (iv) may be valued on a growth or fixed basis, and (v) may be applied on a Company-wide, business segment, or individual basis:

1.	Net Income

2.	Revenue

3.	Earnings per share diluted

4.	Return on investment

5.	Return on invested capital

6.	Return on equity

7.	Return on net assets

8.	Shareholder returns (either including or excluding dividends) over a specified period of time

9.	Financial return ratios

10.	Cash flow

11.	Amount of expense

12.	Economic profit

13.	Gross profit

14.	Gross profit margin percentage

15.	Operating profit

16.	Operating profit margin percentage

17.	Amount of indebtedness

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18.	Debt ratios

19.	Earnings before interest, taxes, depreciation or amortization (or any combination thereof)

20.	Attainment by a Share of a specified Market Price for a specified period of time

21.	Customer satisfaction survey results

22.	Employee satisfaction survey results

23.	Strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing.

The above Performance Goals may be determined with or without regard to (i) changes in accounting or (ii) extraordinary, unusual or nonrecurring items, including, without limitation, the impact of acquisitions or divestitures, as specified by the Committee upon the grant of an Award.

(v) “Performance Share Unit” shall mean a right, contingent upon the attainment of specified performance objectives within a specified performance period, to receive one or more Shares from the Company, in accordance with, and subject to, Paragraph 10 of the Plan.

(w) “Performance Share Unit Agreement” shall mean the agreement between the Company and a Participant whereby Performance Share Units are awarded to such Participant.

(x) “Plan” shall mean the 2003 Equity Incentive Plan of the Company.

(y) “Protected Period” shall be a period of time determined in accordance with the following:

(1) if a Triggering Event is triggered by an acquisition of shares of common stock of the Company pursuant to a tender offer, the Protected Period shall commence on the date of the initial tender offer and shall continue through and including the date of the Triggering Event, provided that in no case will the Protected Period commence earlier than the date that is six months prior to the Triggering Event;

(2) if a Triggering Event is triggered by a merger or consolidation of the Company with any other corporation, the Protected Period shall commence on the date that serious and substantial discussions first take place to effect the merger or consolidation and shall continue through and including the date of the Triggering Event, provided that in no case will the Protected Period commence earlier than the date that is six months prior to the Triggering Event; and

(3) in the case of any Triggering Event not described in clause (1) or (2) above, the Protected Period shall commence on the date that is six months prior to the Triggering Event and shall continue through and including the date of the Triggering Event.

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(z) “Restricted Stock” shall mean Shares granted to a Participant by the Administrator which are subject to restrictions imposed under Paragraph 8 of the Plan.

(aa) “Restricted Stock Agreement” shall mean the agreement between the Company and a Participant whereby Restricted Stock is granted to such Participant.

(bb) “Restricted Stock Unit” shall mean shall mean a right to receive one Share from the Company in accordance with, and subject to, Paragraph 8 of the Plan.

(cc) “Restricted Stock Unit Agreement” shall mean the agreement between the Company and a Participant whereby Restricted Stock Units are granted to such Participant.

(dd) “SAR” shall mean a stock appreciation right with respect to one Share granted under the Plan.

(ee) “SAR Agreement” shall mean the agreement between the Company and a Participant whereby an SAR is granted to such Participant.

(ff) “Share” or “Shares” shall mean the $0.01 par value common stock of the Company.

(gg) “Subsidiary” shall mean any subsidiary entity of the Company, including without limitation, a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

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(hh) “Triggering Event” shall mean the first to occur of any of the following:

(1) the acquisition (other than from the Company), by any Person (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), directly or indirectly, of beneficial ownership (determined in accordance with Exchange Act Rule 13d-3) of 20% or more of the then outstanding shares of common stock of the Company or voting securities representing 20% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; provided, however, no Triggering Event shall be deemed to have occurred as a result of an acquisition of shares of common stock or voting securities of the Company (i) by the Company, any of its Subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (ii) by any other corporation or other entity with respect to which, following such acquisition, more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of such other corporation or entity are then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock or then outstanding voting securities, as the case may be; or

(2) the consummation of any merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the surviving or consolidated corporation being then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock or then outstanding voting securities, as the case may be; or

(3) the consummation of any liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

(4) individuals who, as of the date this Plan is adopted by the Board of Directors of the Company, constitute the Board of Directors of the Company (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the date this Plan is adopted by the Board of Directors of the Company whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs

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as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c); or

(5) whether or not conditioned on shareholder approval, the issuance by the Company of common stock of the Company representing a majority of the outstanding common stock, or voting securities representing a majority of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, after giving effect to such transaction.

Following the occurrence of an event which is not a Triggering Event whereby there is a successor holding company to the Company, or, if there is no such successor, whereby the Company is not the surviving corporation in a merger or consolidation, the surviving corporation or successor holding company (as the case may be), for purposes of this definition, shall thereafter be referred to as the Company.

Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

3. AWARDS AVAILABLE UNDER THE PLAN

The Administrator may grant Nonstatutory Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, SARs, Performance Share Units and Deferred Stock under the Plan.

The Administrator shall have sole authority in its discretion, but always subject to the express provisions of the Plan and applicable law, to determine the Employees or Directors to whom Awards are granted under the Plan and the terms and provisions of each such Award, and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Administrator’s determination of the foregoing matters shall be conclusive and binding on the Company, all Participants and all other persons.

4. SHARES RESERVED UNDER PLAN

(a) The aggregate number of Shares which may be issued under the Plan pursuant to the exercise or grant of Awards shall not exceed 4,500,000 Shares, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Paragraph 13 hereof. For purposes of determining the maximum number of Shares available for issuance under the Plan, (1) any Shares which have been issued as Restricted Stock which are forfeited to the Company shall be treated, following such forfeiture, as Shares which have not been issued; and (2) upon the exercise of an SAR granted under the Plan, the full number of SARs exercised at such time shall be treated as Shares issued under the Plan, notwithstanding that a lesser amount of Shares or cash representing Shares may have been actually issued or paid upon such exercise.

(b) The aggregate number of shares of Restricted Stock or Deferred Stock granted under the Plan plus the number of Restricted Stock Units and Performance Share Units granted under

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the Plan shall not exceed 800,000 (subject to adjustment as provided in Paragraph 13 hereof). For purposes of determining the maximum number of these types of Awards available for grant under the Plan, any shares of Restricted Stock or Deferred Stock which are forfeited to the Company, or any Restricted Stock Units or Performance Share Units which are forfeited to the Company, shall be treated, following such forfeiture, as Awards that have not been granted under the Plan.

(c) No Employee shall be eligible to receive grants of Options and SARs for more than an aggregate of 750,000 Shares during any three-year period (subject to adjustment as provided in Paragraph 13 hereof).

(d) The aggregate number of shares of Restricted Stock and Deferred Stock, plus the number of Restricted Stock Units and Performance Share Units granted to any one Employee during any fiscal year of the Company shall be limited to 150,000 (subject to adjustment as provided in Paragraph 13 hereof).

(e) In no event shall the number of Shares issued pursuant to the exercise of Incentive Stock Options exceed 1,000,000 Shares (subject to adjustment as provided in Paragraph 13 hereof).

5. ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by the Board of Directors with respect to grants to Directors under the Plan.

(b) The Plan shall be administered by the Committee or by the Board of Directors with respect to grants to Employees under the Plan. Except as otherwise determined by the Board of Directors, the Committee shall be so constituted as to permit grants to be exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 thereunder, as such rule is currently in effect or as hereafter modified or amended (“Rule 16b-3”), and to permit the Plan to comply with Section 162(m) of the Code and any regulations promulgated thereunder, or any other statutory rule or regulatory requirements. The members of the Committee shall be appointed from time to time by the Board of Directors.

6. ELIGIBILITY

(a) Directors shall be eligible to receive Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Performance Share Units, SARs and Deferred Stock under the Plan.

(b) Employees shall be eligible to receive Nonstatutory Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Share Units, SARs and Deferred Stock under the Plan. In determining the Employees to whom Awards shall be granted and the number of Shares to be covered by each Award, the Administrator may take into account the nature of the services rendered by the respective Employees, their present and potential contributions to the success of the Company, and other such factors as the Administrator in its discretion shall deem relevant.

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(c) A Participant may be granted additional Awards under the Plan if the Administrator shall so determine subject to the limitations contained in Paragraph 4.

7. OPTIONS: GENERAL PROVISIONS

Options granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Types of Options. An Option to purchase Shares granted pursuant to this Plan shall be specified to be either an Incentive Stock Option or a Nonstatutory Stock Option. Any grant of an Option shall be confirmed by the execution of an Option Agreement. An Option Agreement may include both an Incentive Stock Option and a Nonstatutory Stock Option, provided each Option is clearly identified as either an Incentive Stock Option or a Nonstatutory Stock Option.

(b) Maximum Annual Grant of Incentive Stock Options to Any Employee. The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year under this Plan (and under all other plans of the Company or any Subsidiary) shall not exceed $100,000, and/or any other limit as may be prescribed by the Code from time to time.

(c) Option Exercise Price. The per share purchase price of the Shares under each Option granted pursuant to this Plan shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the fair market value per Share on the date of grant of such Option. The fair market value per Share on the date of grant shall be the Market Price for the business day immediately preceding the date of grant of such Option.

(d) Exercise. An Option Agreement may provide for exercise of an Option in such amounts and at such times as shall be specified therein; provided, however, except as provided in Paragraph 7(g), below, or as otherwise determined by the Administrator, no Option granted to an Employee may be exercised unless that person is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. Except as otherwise permitted by the Administrator, an Option shall be exercisable by a Participant’s giving written notice of exercise to the Secretary of the Company accompanied by payment of the required exercise price.

(e) General Exercise Period. The Administrator may, in its discretion, determine the periods during which Options or portions of Options may be exercised by a Participant. Notwithstanding any limitation on the exercise of any Option or anything else to the contrary herein contained, except as otherwise determined by the Administrator at the time of grant, upon the occurrence of a Triggering Event, all outstanding Options shall become immediately exercisable, and if a person ceases to be an Employee during a Protected Period because of a termination of that person’s employment by the Company other than for Cause, all Options held by such person shall become immediately exercisable. Notwithstanding the foregoing, no

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Option shall be exercisable after the expiration of ten years from its date of grant. Every Option which has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.

(f) Payment of Exercise Price. The exercise price shall be payable in whole or in part in cash, Shares held by the Participant for more than six months, other property, or such other consideration consistent with the Plan’s purpose and applicable law as may be determined by the Administrator from time to time. Unless otherwise determined by the Administrator, such price shall be paid in full at the time that an Option is exercised. If the Participant elects to pay all or a part of the exercise price in Shares, such Participant may make such payment by delivering to the Company a number of Shares already owned by the Participant for more than six months, either directly or by attestation, which are equal in value to the purchase or exercise price. All Shares so delivered shall be valued at their Market Price on the business day immediately preceding the day on which such Shares are delivered.

(g) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be an Employee due to retirement on or after such person’s normal retirement date (as defined in the Manpower Inc. Retirement Plan or any successor plan providing retirement benefits) or due to early retirement with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such Option.

(2) Any Participant who ceases to be an Employee due to Disability shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option to the extent that such Participant then has a present right to exercise such Option or would have become entitled to exercise such Option had that Participant remained an Employee during such three-year period; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant.

(3) In the event of the death of an Employee while an Employee, any Option, as to all or any part of the Shares subject to such Option, granted to such Employee shall be exercisable:

(A) for three (3) years after the Employee’s death, but in no event later than ten (10) years from its date of grant;

(B) only (1) by the deceased Employee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Employee dies without a surviving designated beneficiary, (2) by the personal representative,

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administrator, or other representative of the estate of the deceased Employee, or by the person or persons to whom the deceased Employee’s rights under the Option shall pass by will or the laws of descent and distribution; and

(C) only to the extent that the deceased Employee would have been entitled to exercise such Option on the date of the Employee’s death or would have become entitled to exercise such Option had the deceased Employee remained employed during such three-year period.

(4) An Employee or former Employee who holds an Option who has designated a beneficiary for purposes of Subparagraph 7(g)(3)(B)(1), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(5) If a Participant ceases to be an Employee for a reason other than those specified above, that Participant shall have eighteen (18) months from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject thereto; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such Option. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(h) Extension of Periods. The Administrator may in its sole discretion increase the periods permitted for exercise of an Option if a Participant ceases to be an Employee as provided in Subparagraphs 7(g)(1), (2), (3) and (5), above, if allowable under applicable law; provided, however, in no event shall an Option be exercisable subsequent to ten (10) years after its date of grant.

(i) Transferability.

(1) Except as otherwise provided in this Paragraph 7(i), or unless otherwise provided by the Administrator, Options granted to a Participant under this Plan shall not be transferable or subjected to execution, attachment or similar process, and during the lifetime of the Participant shall be exercisable only by the Participant. A Participant shall have the right to transfer the Options granted to such Participant upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in this Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of this Plan to the same extent as would the Participant.

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(2) Nonstatutory Stock Options granted to Directors or to any Employee who is subject to Section 16 of the Exchange Act shall be transferable to members of the Participant’s immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships in which the Participant and/or such family members are the only partners, provided the transferee agrees to be bound by any vesting or other restrictions applicable to the Participant with respect to the Options. For purposes of the preceding sentence, “immediate family” shall mean a Participant’s spouse, children, descendants of children, and spouses of children and descendants. Upon such a transfer, the Option (or portion of the Option) thereafter shall be exercisable by the transferee to the extent and on the terms it would have been exercisable by the transferring Participant.

8. RESTRICTED STOCK / RESTRICTED STOCK UNITS

Restricted Stock or Restricted Stock Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants. The terms of any grant of Restricted Stock or Restricted Stock Units shall be confirmed by the execution of a Restricted Stock Agreement or a Restricted Stock Unit Agreement.

(b) Restrictions on Restricted Stock. Restricted Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered for the period determined by the Administrator (the “Restricted Period”), subject to the provisions of this Paragraph 8. In the event that a Participant shall sell, assign, convey, donate, pledge, transfer or otherwise dispose of or encumber the Restricted Stock, said Restricted Stock shall, at the Administrator’s option, and in addition to such other rights and remedies available to the Administrator (including the right to restrain or set aside such transfer), upon written notice to the transferee thereof at any time within ninety (90) days after its discovery of such transaction, be forfeited to the Company.

(c) Vesting Conditions. The Administrator shall determine the conditions under which Restricted Stock or Restricted Stock Units shall vest. The Administrator may set vesting conditions based solely upon the continued employment of a Participant who is an Employee or the continued service of a Participant who is a Director during the applicable vesting period and/or may specify vesting conditions based upon the achievement of specific performance objectives. Where Restricted Stock is granted subject to vesting conditions that are based upon the achievement of specific performance objectives, except as otherwise provided in this Section 8, the Restricted Period shall not end until the performance objectives have been achieved, as certified by the Committee or otherwise. For purposes of qualifying Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of Performance Goals. In such event, the Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code and the

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Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock or Restricted Stock Units under Section 162(m) of the Code, including, without limitation, written certification by the Committee that the performance objectives and other applicable conditions have been satisfied before the Restricted Period shall end or the Restricted Stock Units are paid.

(d) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (d)(2) and (e), below, all Restricted Stock and unvested Restricted Stock Units held by such Participant shall be forfeited to the Company.

(2) In the event a Participant ceases to be an Employee on or after such person’s normal retirement date (as defined in the Manpower Inc. Retirement Plan or any successor plan providing retirement benefits), or due to early retirement with the consent of the Administrator, or due to death or Disability, all restrictions applicable to any Restricted Stock then held by the Participant shall immediately lapse and all unvested Restricted Stock Units held by the Participant shall immediately vest.

(e) Vesting on Triggering Event. Except as determined otherwise by the Administrator at the time of grant, notwithstanding anything to the contrary herein contained, upon the occurrence of a Triggering Event, the restrictions applicable to any Restricted Stock then held by all Participants shall immediately lapse and any Restricted Stock Units then held by all Participants shall immediately vest. In addition, except as otherwise determined by the Administrator at the time of grant, in the case of any individual Employee, upon that person’s ceasing to be an Employee during a Protected Period because of a termination of such person’s employment by the Company other than for Cause, the restrictions applicable to any Restricted Stock then held by such Employee shall immediately lapse and any Restricted Stock Units then held by such Employee shall immediately vest.

(f) Retention of Certificates for Restricted Stock. The Company will retain custody of the stock certificates representing Restricted Stock during the Restricted Period as well as a stock power signed by the Participant to be used in the event the Restricted Stock is forfeited to the Company.

(g) Transferability of Restricted Stock Units. Except as provided below, Restricted Stock Units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Restricted Stock Units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Restricted Stock Units by a Participant shall be null and void. A Participant shall have the right to transfer Restricted Units upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of

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descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(h) No Rights as Shareholders for Participants Holding Restricted Stock Units. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Restricted Stock Units granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Restricted Stock Units or any Shares distributable with respect to any Restricted Stock Units until such Shares are so distributed.

(i) Distribution of Shares with Respect to Restricted Stock Units. Each Participant who holds Restricted Stock Units shall be entitled to receive from the Company one Share for each Restricted Stock Unit, as adjusted from time to time in the manner set forth in Paragraph 13, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Except as otherwise determined by the Administrator at the time of the grant, Restricted Stock Units shall vest and Shares shall be distributed to the Participant in respect thereof as of the vesting date; provided, however, if any grant of Restricted Stock Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, cash or Shares shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder; and provided, further, that no cash or Shares shall be distributed in respect of Restricted Stock Units prior to the date on which such Restricted Stock Unit vest.

(j) Dividends and Distributions with Respect to Restricted Stock Units. Except as otherwise provided by the Administrator at the time of grant, if a Participant holds Restricted Stock Units on the last day of any fiscal year of the Company, the Participant shall be credited as of such date with a number of additional Restricted Stock Units equal to the quotient of (i) the aggregate amount of dividends which would have been received by a shareholder holding a number of Shares equal to the number of Restricted Stock Units held by such Participant during the year or shorter period that the Participant held Restricted Stock Units, divided by (ii) the average of the Market Prices on the last trading day of each full or partial calendar quarter during such fiscal year in which the Participant held Restricted Stock Units. In the event of any distribution with respect to Shares other than a cash dividend, then, except as otherwise provided by the Administrator at the time of grant, if a Participant holds Restricted Stock Units on the last day of any fiscal year of the Company, the Participant shall be credited as of such date with a number of additional Restricted Stock Units equal in value to the fair market value of the property which would have been received by a shareholder holding a number of Shares equal to the number of shares of Restricted Stock Units held by such Participant on the date of the distribution in such fiscal year, assuming each additional Restricted Stock Unit has a value equal

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to the average of the Market Prices on the last trading day of each full or partial calendar quarter during such fiscal year in which the Participant held Restricted Stock Units. Where a distribution of Shares to a Participant in respect of Restricted Stock Units in accordance with Subparagraph 8(i) above is made before the end of the Company’s fiscal year (due to vesting or otherwise), a pro rata portion of any Restricted Stock Units that would otherwise be credited to the Participant at the end of such fiscal year, but for the fact that the Participant will not continue to hold such Restricted Stock Units at the end of such fiscal year, shall be paid to the Participant in Shares at the time such Shares are distributed to the Participant in connection with dividends and/or distributions paid during the year to shareholders of record before such distribution of Shares, if any. Restricted Stock Units credited under this Subparagraph 8(j) shall vest and be distributed on the same terms and in the same proportions as the Restricted Stock Units held by a Participant as of the record date or distribution date shall vest.

9. SARs

Each SAR granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants. The terms of any grant of SARs shall be confirmed by the execution of an SAR Agreement.

(b) Grant Value. The Grant Value of each SAR granted pursuant to this Plan shall be determined by the Administrator, but shall not be less than one hundred percent (100%) of the fair market value per Share on the date of grant of such SAR. The fair market value per Share on the date of grant shall be the Market Price for the business day immediately preceding the date of grant of such SAR.

(c) Exercise. An SAR Agreement may provide for exercise of an SAR by a Participant in such amounts and at such times as shall be specified therein; provided, however, except as provided in Paragraph 9(f) below, or as otherwise determined by the Administrator, no SAR granted to an Employee may be exercised unless that person is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. Except as otherwise permitted by the Administrator, an SAR shall be exercisable by a Participant by such Participant giving written notice of exercise to the Secretary of the Company.

(d) General Exercise Period. The Administrator may, in its discretion, determine the periods during which SARs may be exercised by a Participant. Notwithstanding any limitation on the exercise of any SAR or anything else to the contrary herein contained, except as otherwise determined by the Administrator at the time of grant, upon the occurrence of a Triggering Event, all outstanding SARs shall become immediately exercisable, and if a person ceases to be an Employee during a Protected Period because of a termination of that person’s employment by the Company other than for Cause, all SARs held by such person shall become immediately exercisable. Notwithstanding the foregoing, no SAR shall be exercisable after the expiration of ten years from its date of grant. Every SAR which has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.

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(e) Rights on Exercise. An SAR shall entitle the Participant to receive from the Company that number of full Shares having an aggregate Market Price, as of the business day immediately preceding the date of exercise (the “Valuation Date”), substantially equal to (but not more than) the excess of the Market Price of one Share on the Valuation Date over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised. However, the Company, as determined in the sole discretion of the Administrator, shall be entitled to elect to settle its obligation arising out of the exercise of an SAR by the payment of cash substantially equal to the aggregate Market Price on the Valuation Date of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the aggregate Market Price on the Valuation Date of the Shares the Company would otherwise be obligated to deliver.

(f) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be an Employee due to retirement on or after such person’s normal retirement date (as defined in the Manpower Inc. Retirement Plan or any successor plan providing retirement benefits) or due to early retirement with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any SAR granted hereunder; provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such SAR.

(2) Any Participant who ceases to be an Employee due to Disability shall have three (3) years from the date of such cessation to exercise any SAR granted hereunder to the extent such Participant then has a present right to exercise such SAR or would have become entitled to exercise such SAR had that person remained an Employee during such three-year period; provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant.

(3) In the event of the death of an Employee while an Employee, any SAR granted to such Employee shall be exercisable:

(A) for three (3) years after the Employee’s death, but in no event later than ten (10) years from its date of grant;

(B) only (1) by the deceased Employee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Employee dies without a surviving designated beneficiary, (2) by the personal representative, administrator, or other representative of the estate of the deceased Employee, or by the person or persons to whom the deceased Employee’s rights under the SAR shall pass by will or the laws of descent and distribution; and

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(C) only to the extent that the deceased Employee would have been entitled to exercise such SAR on the date of the Employee’s death or would have become entitled to exercise such SAR had the deceased Employee remained employed during such three-year period.

(4) An Employee or former Employee who holds an SAR who has designated a beneficiary for purposes of Subparagraph 9(f)(3)(B)(1), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(5) If a Participant ceases to be an Employee for a reason other than those specified above, that Participant shall have eighteen (18) months from the date of such cessation to exercise any SAR granted hereunder; provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such SAR. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an SAR is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(g) Extension of Periods. The Administrator may in its sole discretion increase the periods permitted for exercise of an SAR if a person ceases to be an Employee as provided in Subparagraphs 9(f)(1), (2), (3) and (5), above, if allowable under applicable law; provided, however, in no event shall an SAR be exercisable subsequent to ten (10) years after its date of grant.

(h) Transferability. Except as otherwise provided in this Paragraph 9(h), or unless otherwise provided by the Administrator, SARs granted to a Participant under this Plan shall not be transferable or subjected to execution, attachment or similar process, and during the lifetime of the Participant shall be exercisable only by the Participant. A Participant shall have the right to transfer the SARs upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

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10. PERFORMANCE SHARE UNITS

Performance Share Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants. The terms of any grant of Performance Share Units shall be confirmed by the execution of a Performance Share Unit Agreement. The terms of any Performance Share Unit Agreement shall specify the target number of Performance Share Units established for the Participant, the applicable performance conditions, the performance period, and any vesting period applicable to the Award.

(b) Performance Conditions. The Administrator shall set performance conditions based upon the achievement of specific performance objectives. The Administrator may also set vesting conditions based on the continued employment of a Participant who is an Employee or based on the continued service of a Participant who is a Director, which may or may not run concurrently with the performance period. For purposes of qualifying Performance Share Units as “performance-based compensation” under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of Performance Goals. In such event, the Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Share Units to qualify as “performance-based compensation under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Share Units under Section 162(m) of the Code, including, without limitation, written certification by the Committee that the performance objectives and other applicable conditions have been satisfied before any payment is made in respect of an Award of Performance Share Units.

(c) Award Calculation and Payment. The actual number of Performance Share Units earned shall be determined at the end of the performance period, based on achievement of the applicable performance goals. Except as otherwise determined by the Administrator at the time of grant, Awards will be paid in Shares equal to the number of Performance Share Units that have been earned at the end of the performance period as of the later of: (1) the date the Administrator has approved and certified the number of Performance Share Units that have been earned, or (2) where applicable, the date any vesting period thereafter has been satisfied. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Notwithstanding the foregoing, if any grant of Performance Share Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, Shares or cash shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder.

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(d) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (d)(2) and (e), below, all Performance Share Units held by such Participant that have not been earned and/or vested shall be forfeited.

(2) In the event a Participant ceases to be an Employee due to death or Disability, all Performance Share Units then held by the Participant that have not yet been earned and/or vested shall immediately become earned and vested to the same extent they would have otherwise been earned if 100% of the target performance condition had been achieved at the end of the performance period.

(e) Vesting on Triggering Event. Except as determined otherwise by the Administrator at the time of grant, notwithstanding anything to the contrary herein contained, upon the occurrence of a Triggering Event, any Performance Share Units then held by all Participants that have not yet been earned and/or vested shall immediately become earned and vested to the same extent they would have otherwise been earned if 100% of the target performance condition had been achieved at the end of the performance period. In addition, except as otherwise determined by the Administrator at the time of grant, in the case of any individual Employee, upon that person’s ceasing to be an Employee during a Protected Period because of a termination of such person’s employment by the Company other than for Cause, any Performance Share Units then held by such Participant that have not yet been earned and/or vested shall immediately become earned and vested to the same extent they would have otherwise been earned if 100% of the target performance condition had been achieved at the end of the performance period.

(f) Transferability. Except as provided below, Performance Share Units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Performance Share Units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Performance Share Units by a Participant shall be null and void. A Participant shall have the right to transfer Performance Share Units upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(g) No Rights as Shareholders. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Performance Share Unit granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect

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to any Performance Share Units or any Shares distributable with respect to any Performance Share Units until such Shares are so distributed.

11. DEFERRED STOCK

Deferred Stock granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants. The terms of any grant of Deferred Stock shall be confirmed by the execution of a Deferred Stock Agreement.

(b) Distributions of Shares. Each Participant who holds Deferred Stock shall be entitled to receive from the Company one Share for each share of Deferred Stock, as adjusted from time to time in the manner set forth in Paragraph 13, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Deferred Stock shall vest and Shares shall be distributed to the Participant in respect thereof at such time or times as determined by the Administrator at the time of grant; provided, however, that no Shares shall be distributed in respect of Deferred Stock prior to the date on which such Deferred Stock vests.

[Effective for grants made on or after January 1, 2005, this subparagraph 11(b) will read as follows:

(b) Distributions of Shares. Each Participant who holds Deferred Stock shall be entitled to receive from the Company one Share for each share of Deferred Stock, as adjusted from time to time in the manner set forth in Paragraph 13, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Deferred Stock shall vest and Shares shall be distributed to the Participant in respect thereof at such time or times as determined by the Administrator at the time of grant; provided, however, that, with respect to any Participant who is subject to U.S. federal income tax, Shares or cash distributed in respect of Deferred Stock shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder; and provided, further, that no Shares shall be distributed in respect of Deferred Stock prior to the date on which such Deferred Stock vests.]

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(c) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (c)(2) and (d), below, all Deferred Stock held by such Participant on the date of termination that has not vested shall be forfeited.

(2) In the event a Participant ceases to be an Employee on or after such person’s normal retirement date (as defined in the Manpower Inc. Retirement Plan or any successor plan providing retirement benefits) or due to early retirement with the consent of the Administrator, or due to death or Disability, all Deferred Stock then held by such Participant shall immediately vest.

(d) Vesting on Triggering Event. Except as determined otherwise by the Administrator, notwithstanding anything to the contrary herein contained, upon the occurrence of a Triggering Event, all Deferred Stock then held by Participants shall immediately vest. In addition, except as otherwise determined by the Administrator at the time of grant, in the case of any individual Employee, upon that person’s ceasing to be an Employee during a Protected Period because of a termination of such person’s employment by the Company other than for Cause, all Deferred Stock then held by such Employee shall immediately vest.

(e) Transferability. Except as provided below, Deferred Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Deferred Stock may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Deferred Stock by a Participant shall be null and void. A Participant shall have the right to transfer Deferred Stock upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(f) No Rights as Shareholders. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Deferred Stock granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Deferred Stock or any Shares distributable with respect to any Deferred Stock until such Shares are so distributed.

(g) Dividends and Distributions. Except as otherwise provided by the Administrator at the time of grant, as of each record date for the payment of dividends on the Company’s common stock, each Participant shall be credited with a number of additional shares of Deferred Stock equal to the quotient of the amount of dividends which would have been received by a shareholder of record of a number of Shares equal to the number of shares of Deferred Stock

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held by such Participant immediately before such dividend, divided by the Market Price on such date. In the event of any distribution with respect to Shares other than a cash dividend, then, except as otherwise provided by the Administrator at the time of grant, each Participant shall be credited with a number of additional shares of Deferred Stock equal in value to the fair market value of the consideration which would have been received on the date of such distribution by a shareholder of record of a number of Shares equal to the number of shares of Deferred Stock held by such Participant immediately before such distribution, assuming each additional share of Deferred Stock has a value equal to the Market Price for the business day immediately preceding such distribution date.

(h) Accelerated Distribution. Notwithstanding any other provision of the Plan, the Administrator may, at any time after Deferred Stock held by a Participant has vested, accelerate the time that Shares are distributed with respect to such Deferred Stock.

[Effective for grants made on or after January 1, 2005, this subparagraph 11(h) will read as follows:

(h) Accelerated Distribution. The Administrator may not, at any time after Deferred Stock held by a Participant has vested, accelerate the time that Shares or cash are or is distributed with respect to such Deferred Stock, except where such an acceleration would not cause the Participant to become subject to penalties and/or interest under Section 409A of the Code.]

12. LAWS AND REGULATIONS

Each Option Agreement, Restricted Stock Agreement, SAR Agreement or Deferred Stock Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Participant of such documents and information as the Administrator may deem necessary or appropriate in connection with such registration or qualification.

13. ADJUSTMENT PROVISIONS

(a) Share Adjustments. In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the total number of Shares authorized to be offered in accordance with Paragraph 4 and the other limitations contained in Paragraph 4, the number of Shares subject to each outstanding Option, the number of Shares of Restricted Stock then held by each Participant, the number of shares to which each

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then outstanding SAR relates, the number of shares to which each outstanding Award of Deferred Stock, Restricted Stock Unit or Performance Share Unit relates, the exercise price applicable to each outstanding Option and the Grant Value of each outstanding SAR shall be appropriately adjusted as determined by the Administrator.

(b) Acquisitions. In the event of a merger or consolidation of the Company with another corporation or entity in which the Company is not the survivor, or a sale or disposition by the Company of all or substantially all of its assets, the Administrator shall, in its sole discretion, have authority to provide for (1) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with any Award granted hereunder, (2) the conversion of outstanding Options, Restricted Stock, Restricted Stock Units, SARs, Performance Share Units or Deferred Stock into cash and/or (3) the conversion of Awards into the right to receive securities of another person upon such terms and conditions as are determined by the Administrator in its discretion.

(c) Binding Effect. Any adjustment, waiver, conversion or other action taken by the Administrator under this Paragraph 13 shall be conclusive and binding on all Participants.

14. TAXES

(a) Options and SARs. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant, vesting or exercise of any Option or SAR, and the Company may defer making delivery with respect to cash and/or Shares obtained pursuant to exercise of any Option or SAR until arrangements satisfactory to it have been made with respect to any such withholding obligations. A Participant exercising an Option or SAR may, at his or her election, satisfy his or her obligation for payment of required withholding taxes by having the Company retain a number of Shares having an aggregate Market Price on the business day immediately preceding the date the Shares are withheld equal to the amount of the required withholding tax.

(b) Restricted Stock. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the issuance of or lapse of restrictions on Restricted Stock, and the Company may defer the delivery of any Shares or Share certificates until arrangements satisfactory to the Administrator shall have been made with respect to any such withholding obligations. A Participant may, at his or her election, satisfy his or her obligation for payment of required withholding taxes with respect to Restricted Stock by delivering to the Company a number of Shares which were Restricted Stock upon the lapse of restrictions, or Shares already owned, having an aggregate Market Price on the business day immediately preceding the day on which such Shares are withheld equal to the amount of the required withholding tax.

(c) Restricted Stock Units, Performance Share Units and Deferred Stock. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant or vesting of any Restricted Stock Units, Performance Share Units or Deferred Stock or the distribution of any Shares or cash payments with respect to Restricted Stock Units, Performance Share Units or

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Deferred Stock, and the Company may defer making delivery of Shares with respect to Restricted Stock Units, Performance Share Units or Deferred Stock until arrangements satisfactory to the Administrator have been made with respect to any such withholding obligations. A Participant who holds Restricted Stock Units, Performance Share Units or Deferred Stock may, at his or her election, satisfy his or her obligation to pay the required withholding taxes by having the Company withhold from the number of Shares distributable, if any, a number of Shares having an aggregate Market Price on the business day immediately preceding the date the Shares are withheld equal to the amount of the required withholding tax.

15. EFFECTIVENESS OF THE PLAN

The Plan, as approved by the Company’s Executive Compensation Committee and Board of Directors, shall become effective as of the date of such approval, subject to ratification of the Plan by the vote of the shareholders.

16. TERMINATION AND AMENDMENT

Unless the Plan shall theretofore have been terminated as hereinafter provided, no Award shall be granted after February 18, 2013. The Board of Directors of the Company may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, including, but not limited to, such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable thereto; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of the Shares voted at any meeting of shareholders at which a quorum is present and voting, adopt any amendment to the Plan for which shareholder approval is required under tax, securities or any other applicable law or the listing standards of the New York Stock Exchange (or if the Shares are not then listed on the New York Stock Exchange, the listing standards of such other exchange or inter-dealer quotation system on which the Shares are listed). Except to the extent necessary for Participants to avoid becoming subject to penalties and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation thereunder, no termination, modification or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant.

Except as otherwise provided in this Plan, the Administrator may amend an outstanding Award or any Stock Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, SAR Agreement, Performance Share Agreement or Deferred Stock Agreement; provided, however, that the Participant’s consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, (i) would not materially and adversely affect the Participant or (ii) where applicable, is required in order for the Participant to avoid becoming subject to penalties and/or interest under Section 409A of the Code. The Administrator may also modify or amend the terms of any Award granted under the Plan for the purpose of complying with, or taking advantage of, income or other tax or legal requirements or practices of foreign countries which are applicable to Employees. However, notwithstanding any other provision of the Plan, the Administrator may not adjust or amend the

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exercise price of any outstanding Option or SAR, whether through amendment, cancellation and replacement grants, or any other means, except in accordance with Paragraph 13 of the Plan.

17. OTHER BENEFIT AND COMPENSATION PROGRAMS

Payments and other benefits received by an Employee under an Award granted pursuant to the Plan shall not be deemed a part of such Employee’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, unless required by law, or unless the Administrator expressly determines otherwise.

18. NO RIGHT TO EMPLOYMENT.

The Plan shall not confer upon any person any right with respect to continuation of employment by the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or such Subsidiary to terminate any person’s employment at any time.

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SECTION A

1. GENERAL

(a) Except to the extent inconsistent with and/or modified by the terms specifically set out below, this Section A incorporates all of the provisions of the Plan exclusive of this Section A (the “Main Plan”). This Section A of the Plan shall apply to Employees who are employed in the United Kingdom and shall be referred to below as the “Scheme”. Options shall not be granted under this Scheme until approval by the Board of Inland Revenue is received by the Company.

(b) SARs shall not be granted to Employees under the Scheme.

(c) Neither Restricted Stock, Restricted Stock Units, Performance Share Units nor Deferred Stock shall be granted to Employees under the Scheme.

2. DEFINITIONS

In this Scheme the following words and expressions have the following meanings except where the context otherwise requires:

(a) “Act” shall mean the Income Tax (Earnings and Pensions) Act 2003.

(b) “Approval” shall mean approval under Schedule 4.

(c) “Approved Scheme” shall mean a share option scheme, other than a savings-related share option scheme, approved under Schedule 4.

(d) “Employee” shall mean any employee of the Company or its Subsidiaries, provided that no person who is precluded from participating in the Scheme by paragraph 9 of Schedule 4 shall be regarded as an Employee.

(e) “Exercise Price” shall mean the Market Price as defined in Paragraph 2(p) of the Main Plan (save that the proviso to that Paragraph 2(p) shall not apply) for the business day immediately preceding the date of grant of an Option provided that if, at the date of grant, Shares are not listed on the New York Stock Exchange, then the Exercise Price shall be the market value of a Share determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance for the purposes of the Scheme with the Shares Valuation Division of the Board of Inland Revenue, provided that the Exercise Price shall not be less than the par value of a Share.

(f) “PAYE Liability” shall mean the amount of any taxes and/or primary class 1 national insurance contributions or other social security taxes which the Company or any of its

26

Subsidiaries would be required to account for to the Inland Revenue or other taxation authority by reference to the exercise of an Option and, if so required by and agreed with the Company, any secondary class 1 national insurance contributions which the Company or any of its Subsidiaries would be required to account for to the Inland Revenue on exercise of an Option.

(g) “Redundancy” shall mean dismissal by reason of redundancy within the meaning of the Employment Rights Act 1996.

(h) “Revenue Limit” shall mean £30,000 or such other amount as may from time to time be the appropriate limit for the purpose of paragraph 6(1) of Schedule 4.

(i) “Schedule 4” shall mean Schedule 4 to the Act.

(j) “Share” shall mean $0.01 par value common stock of the Company which satisfies the conditions of paragraphs 15 to 20 of Schedule 4.

(k) “Subsidiary” shall mean a company which is for the time being a subsidiary of the Company within the meaning of Section 736 of the Companies Act 1985.

Other words or expressions, so far as not inconsistent with the context, have the same meanings as in Schedule 4.

Any reference to a statutory provision shall be deemed to include that provision as the same may from time to time hereafter be amended or re-enacted.

3. LIMITS

An Option granted to an Employee shall be limited and take effect so that the aggregate market value of Shares subject to that Option, taken together with the aggregate market value of Shares which the Employee may acquire in pursuance of rights obtained under the Scheme or under any other Approved Scheme established by the Company or by any associated company (within the meaning of paragraph 35(1) of the Schedule 4) of the Company (and not exercised), shall not exceed the Revenue Limit. Such aggregate market value shall be determined at the time the rights are obtained.

4. TERMS OF OPTIONS

(a) No Option granted under the Scheme may be transferred, assigned, charged or otherwise alienated save that an Option may be exercised after the relevant Employee’s death in accordance with the provisions of this Scheme. The provisions of Paragraph 7(i) of the Main Plan shall not apply for the purposes of this Scheme.

(b) An Option granted under the Scheme shall not be exercised by a Holder at any time when he is ineligible to participate by virtue of paragraph 9 of Schedule 4.

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(c) As provided in Paragraph 7(d) of the Main Plan, an Option shall be exercised by notice in writing given by the Holder to the Secretary of the Company accompanied by payment of the required Exercise Price which must be satisfied in cash. The provisions of Paragraph 7(f) of the Main Plan shall not apply for the purposes of this Scheme.

(d) For purposes of this Scheme, Subparagraph 7(g)(1) of the Main Plan shall read:

“Any person who ceases to be an Employee due to retirement on or after such person’s normal retirement date (as defined in the Manpower Inc. Retirement Plan or any successor plan providing retirement benefits) or due to early retirement with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such Option.”

(e) For purposes of this Scheme, Subparagraph 7(g)(2) of the Main Plan shall read:

“Any person who ceases to be an Employee due to Disability, injury, Redundancy, or his or her employer ceasing to be a Subsidiary or the operating division by which he or she is employed being disposed of by a Subsidiary or the Company shall have:

(A) Three (3) years from the date of such cessation due to Disability to exercise any Option granted hereunder as to all or part of the Shares subject to such Option, to the extent that such person then has a present right to exercise such Option or would have become entitled to exercise such Option had such person remained an Employee during such three-year period; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death; and

(B) Eighteen (18) months from the date of such cessation due to injury, Redundancy, or his or her employer ceasing to be a Subsidiary or the operating division by which he or she is employed being disposed of by a Subsidiary or the Company to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date that person ceases to be an Employee, he or she then has a present right to exercise such Option”.

(f) For purposes of this Scheme, Subparagraph 7(g)(3) shall read:

“In the event of the death of an Employee while an Employee, any Option, as to all or any part of the Shares subject to the Option, granted to such Employee shall be exercisable:

28

(A) For one (1) year from the date of the Employee’s death, but in no event later than ten (10) years from its date of grant;

(B) Only by the personal representative, administrator or the representative of the estate of the deceased Employee; and

(C) Only to the extent that the deceased Employee would have been entitled to exercise such Option on the date of the Employee’s death or would have become entitled to exercise such Option had the deceased Employee remained employed during a period of three (3) years from the date of the Employee’s death.”

(g) For purposes of this Scheme, Subparagraph 7(g)(5) of the Main Plan shall read:

“If a person ceases to be an Employee for a reason other than those specified above, that person shall have eighteen (18) months from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject thereto; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such Option. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.”

(h) For purposes of this Scheme, Subparagraph 7(h) of the Main Plan shall read:

“The Administrator may in its sole discretion, acting fairly and reasonably, increase the periods permitted for exercise of an Option as provided in Subparagraphs 7(g)(1), (2), and (5) above; provided, however, in no event shall an Option be exercisable subsequent to ten (10) years after its date of grant, and provided further that such Option is exercised within one (1) year after the date of the Participant’s death.”

(i) For purposes of this Scheme, Paragraph 14(a) of the Main Plan shall read:

“If any PAYE Liability would arise on the exercise of an Option, the Option may only be validly exercised if the Participant remits to the Company with his exercise notice a payment of an amount equal to such PAYE Liability (which being a cheque or similar instrument shall only be valid if honored on first presentation), or if the Participant gives instructions to the Company’s brokers (or any person acceptable to the Company) for the sale of sufficient Shares acquired under the Scheme to realize an amount equal to the PAYE Liability and the payment of the PAYE Liability to the Company, or if the Participant makes other arrangements to meet the PAYE Liability that are acceptable to the Administrator (acting fairly and reasonably) and the Board of Inland Revenue.”

(j) The second paragraph of Paragraph 16 of the Main Plan providing for the amendment of outstanding Options shall not apply for purposes of this Scheme.

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(k) If Shares are to be issued to the Participant following the exercise of an Option, such Shares shall be issued to the Participant within 30 days of the Option being exercised. If Shares are to be purchased on the open market for the Participant following a Participant’s exercise of an Option, such purchase must be made and the Shares must be transferred to the Participant within 30 days of the Option being exercised.

(l) Shares issued on the exercise of an Option will rank pari passu with the Shares in issue on the date of allotment.

5. ADJUSTMENTS

(a) The adjustment provisions relevant to Options in Paragraph 13(a) of the Main Plan shall apply for the purposes of this Scheme in so far as (i) Paragraph 13(a) of the Main Plan meets the provisions of Paragraph 22(3) of Schedule 4 and (ii) there is a variation of the share capital of the Company within the meaning of Paragraph 22(3) of Schedule 4, provided that no such adjustment to any Options granted under this Scheme shall be made without the prior approval of the Board of Inland Revenue.

(b) Any discretion exercised by the Administrator in respect of the waiving of any vesting requirements pursuant to Paragraph 13(b) of the Main Plan shall be exercised fairly and reasonably.

(c) For purposes of this Scheme, the provision in Paragraph 13(b)(2) of the Main Plan allowing for the conversion of outstanding Options into cash shall not apply.

(d) For purposes of this Scheme, the provisions in Paragraph 13(b)(3) of the Main Plan allowing for the conversion of outstanding Awards into the right to receive securities of another person shall not apply.

6. EXCHANGE OF OPTIONS

(a) The provisions of this Paragraph 6 apply if a company (the “Acquiring Company”):

(1) obtains control of the Company as a result of making a general offer to acquire:

(A) the whole of the issued ordinary share capital of the Company (other than that which is already owned by it and its subsidiary or holding company) made on a condition such that, if satisfied, the Acquiring Company will have control of the Company; or

(B) all the Shares (or those Shares not already owned by the Acquiring Company or its subsidiary or holding company); or

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(2) obtains control of the Company under a compromise or arrangement sanctioned by the court under Section 425 of the Companies Act 1985; or

(3) becomes bound or entitled to acquire Shares under Sections 428 to 430F of the Companies Act 1985; or

(4) obtains control of the Company as a result of a general offer to acquire the whole of the general capital of the Company pursuant to an action agreed in advance with the Board of the Inland Revenue as comparable with any action set out in Paragraphs 6(a)(1), 6(a)(2) or 6(a)(3) of this Scheme.

(b) Exchange. If the provisions of this Paragraph 6 apply, Options may be exchanged by a Participant within the period referred to in paragraph 26(3) of Schedule 4 by agreement with the company offering the exchange.

(c) Exchange terms. Where an Option is to be exchanged the Participant will be granted a new option to replace it. Where a Participant is granted a new option then:

(1) the new option will be in respect of shares in any body corporate determined by the company offering the exchange as long as they satisfy the conditions of paragraph 27(4) of Schedule 4;

(2) the new option will be equivalent to the Option that was exchanged;

(3) the new option will be treated as having been acquired at the same time as the Option that was exchanged and will be exercisable in the same manner and at the same time;

(4) the new option will be subject to the provisions of the Main Plan and this Scheme as they last had effect in relation to the Option that was exchanged; and

(5) with effect from exchange, the provisions of the Main Plan and this Scheme will be construed in relation to the new option as if references to Shares are references to the shares over which the new option is granted and references to the Company are references to the body corporate determined under the provisions of Paragraph 6(c)(1) of this Scheme.

7. ADMINISTRATION OR AMENDMENT

The Scheme shall be administered under the direction of the Administrator as set out in the Main Plan provided that for so long as the Administrator determines that the Scheme is to be an Approved Scheme, no amendment for which prior approval by the Board of Inland Revenue is required under the Act shall be made without the prior approval of the Board of Inland Revenue.

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4. PROPOSALS 1, 2 AND 3 ARE BEING PROPOSED BY MANPOWER INC. AND PROPOSAL 4 IS BEING PROPOSED BY A SHAREHOLDER OF MANPOWER INC.	Please mark here for address change or comments.	☐

SEE REVERSE SIDE.

	Please mark your votes as indicated in this example.	☒

1.	Election of Directors

	FOR all nominees listed to the right (except as marked to the contrary)			WITHHOLD AUTHORITY to vote for all nominees listed to the right		NOMINEES:	01 Jeffrey A. Joerres, 02 John R. Walter and 03 Marc J. Bolland
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)
	☐			☐

2.	Ratification of Deloitte & Touche LLP as independent auditors for 2006.				5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐			Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
3.	Approval of the increase in the number of shares authorized for issuance under the 2003 Equity Incentive Plan of Manpower Inc.

	FOR	AGAINST	ABSTAIN			Dated: , 2006
	☐	☐	☐

4.	Shareholder proposal regarding implementation of the MacBride Principles in Northern Ireland.					(Signature)

	FOR	AGAINST	ABSTAIN
	☐	☐	☐			(Signature if held jointly)

PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Δ FOLD AND DETACH HERE Δ

MANPOWER INC.

Annual Meeting

of

Manpower Inc. Shareholders

Tuesday, April 25, 2006

9:00 a.m.

International Headquarters of Manpower Inc.

5301 North Ironwood Road

Milwaukee, Wisconsin

Agenda

•	Elect three directors to serve until 2009 as Class I directors.

•	Ratification of Deloitte & Touche LLP as independent auditors for 2006.

•	Approval of the increase in the number of shares authorized for issuance under the 2003 Equity Incentive Plan of Manpower Inc.

•	Shareholder proposal regarding implementation of the MacBride Principles in Northern Ireland.

•	Transact such other business as may properly come before the meeting.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF

MANPOWER INC.

The undersigned hereby appoints Jeffrey A. Joerres and Michael J. Van Handel proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Manpower Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of Manpower Inc. to be held April 25, 2006 or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/man		Telephone 1-866-540-5760		Mail

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the internet at www.manpower.com